Loan No.: 40305
LOAN AND SECURITY AGREEMENT
by and between
SANTAL, L.L.C.
as Borrower
and
ACRC LENDER LLC
as Lender
Dated as of September 30, 2019
Relating to Property Located at:
The Santal
7624 Tecoma Circle
Austin, Texas

TABLE OF CONTENTS
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TABLE OF CONTENTS
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Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. Stratus will furnish supplementally a copy of the exhibits to the Securities and Exchange Commission or its staff upon request.

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LOAN: 40305
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), which is dated as of September 30, 2019, is by and between Borrower and Lender, as those terms are defined below, who, in consideration of the mutual covenants, conditions and agreements herein contained, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1    Parties and Basic Terms. The terms set forth below, as used in this Agreement, shall have the meanings given them in this Section. Other initially capitalized terms are defined in Schedule 1.2.
1.1.1    The Borrower and Guarantor.
(a)    "Borrower" means: Santal, L.L.C.
(b)    "Borrower's Legal Status" means: a limited liability company formed under the laws of Delaware.
(c)    "Borrower's Address" means: 212 Lavaca Street, Suite 300, Austin, Texas 78701. Facsimile No. (512) 478-6340.
(d)    "Borrower's Counsel" means: Armbrust & Brown, PLLC.
(e)    "Borrower's Counsel's Address" means: 100 Congress Avenue, Suite 1300, Austin, Texas 78701-2744, Attention: Ken Jones. Facsimile No. (512) 435-2360.
(f)    "Borrower's Tax I.D. Number" means: 72-12115721.
(g)    "Guarantor" means: Stratus Properties Inc., a Delaware corporation or any other guarantor of all of any of Borrower's obligations or liabilities under the Loan Documents.
1.1.2    The Lender.
(a)    "Lender" means: ACRC Lender LLC and its successors and assigns.
(b)    "Lender's Address" means: c/o Ares Commercial Real Estate Management LLC, 245 Park Avenue, 42nd Floor, New York, NY 10167, Attention: Real Estate Debt Legal Department, Facsimile No. (212) 750-1777, with a copy to: (1) Ares Commercial Real Estate Management LLC, 71 South Wacker Drive, Suite 3500, Chicago Illinois 60606, Attention: ACRE Asset Management, Facsimile No. (312) 252-7501 and (2) to Servicer,

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1 Tax I.D. Number for Stratus Properties Inc. as Borrower is a disregarded entity for federal income tax purposes.

Barings Multifamily Capital LLC, 5800 Tennyson Parkway, Suite 200, Plano, Texas 75024, Attention: ACRE Loan Servicing, Facsimile No. (469) 440-5601.
(c)    "Lender's Counsel" means: DLA Piper LLP (US).
(d)    "Lender's Counsel's Address" means: 444 West Lake Street, Suite 900, Chicago, Illinois 60606-0089, Attention: Alison Mitchell, Facsimile No. (312) 630-7355.
1.1.3    The Property.
(a)    "Improvements" is defined on attached Schedule 1.2, but includes the following: a 448-unit 21 building apartment complex.
(b)    "Land" means: The parcel of land having a common address of 7624 Tecoma Circle, Austin, Texas and being legally described on attached Exhibit A.
1.1.4    The Loan.
(a)    "Amortization Commencement Date" means: The Scheduled Payment Date occurring in November, 2022.
(b)    "Commitment" means: Lender's acceptance, in writing, of the terms of the Loan, which may be evidenced by Lender's execution and delivery of this Agreement.
(c)    "Interest Period" means: With respect to any Scheduled Payment Date, the period commencing on the fifteenth (15th) day of the preceding calendar month and terminating on the fourteenth (14th) day of the calendar month of the applicable Scheduled Payment Date; provided, however, that the Initial Interest Period shall begin on the Closing Date and shall end on the next occurring fourteenth (14th) day of the calendar month (i.e., October 14, 2019); provided, further, that in the event that the Lender elects to reset LIBOR as provided in the definition of the term "Determination Date" (i) the Interest Period then in effect shall end on (and include) the calendar day prior to the Securitization closing date and (ii) a new Interest Period shall commence on the Securitization closing date and shall end on (and include) the next fourteenth (14th) day of a calendar month to occur.
(d)    "Interest Rate" means: The per annum rate equal to LIBOR (or, if applicable, the Replacement Index plus the Rate Spread) plus 285 Basis Points; provided that at no time shall the Interest Rate ever be less than 4.80% per annum. The Interest Rate shall be adjusted on each Determination Date, provided that the Interest Rate for the first Interest Period shall be set on the date that is two (2) London Business Days prior to the Closing Date.
(e)    "Loan Amount" means: $75,000,000.
(f)    "Loan Budget" means: The sources and uses of the Loan Amount and the Required Equity set forth on Exhibit B.
(g)    "Loan Fee" means: A fee for making the Loan in the amount of $375,000.

(h)    "Lockout Period" means: The period commencing on the Closing Date and ending on the day immediately preceding the Scheduled Payment Date in April, 2020.
(i)    "Maturity Date" means: The Scheduled Payment Date in October, 2022, subject to extension according to the terms of Rider 1.1.4 attached to this Agreement.
(j)    "Minimum Amortization Payment" means: The monthly principal payment required to be paid, as determined by Lender, that would fully amortize the outstanding principal balance of the Loan (as of the Amortization Commencement Date) based on a 30-year amortization schedule and the Interest Rate in effect as of the initial Maturity Date. Upon request from Borrower, Lender shall deliver to Borrower an amortization schedule that shall set forth said Minimum Amortization Payments from the Amortization Commencement Date through the remaining term of the Loan.
(k)    "Prepayment Fee" means: With respect to any whole or partial prepayment of the Loan made on a date (i) following the expiration of the Lockout Period and prior to the Scheduled Payment Date in October, 2020, the amount of Interest which would have been required to be paid from the date of prepayment through the Scheduled Payment Date in October, 2020 on the amount of principal being prepaid (if such prepayment had not been made), at the Interest Rate or the Default Rate, as applicable in effect at the time of said prepayment and (ii) commencing on the Scheduled Payment Date in October, 2020 and thereafter, $0.
(l)    "Required Equity" means: $25,000,000.
Section 1.2    Additional Definitions. Schedule 1.2 attached to this Agreement sets forth additional defined terms, and such terms are hereby incorporated in this Agreement and expressly made a part of this Agreement by this reference.
ARTICLE 2
TERMS OF THE LOAN
Section 2.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth in this Agreement, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, from time to time, such sums as may be requested by Borrower, the total of which shall not exceed the Loan Amount, to be used as provided in this Agreement and in conformance with the Loan Budget.
Section 2.2    Loan Disbursements.
2.2.1    Closing Date Disbursement. Upon satisfaction of all applicable conditions, Lender will advance the Loan Amount to Borrower.
2.2.2    Reserved.

Section 2.3    Payments.
2.3.1    Interest and Principal.
(a)    The principal balance of the Loan shall bear interest at the Interest Rate or, as applicable, the Default Rate. Interest shall accrue on the outstanding principal balance of the Loan, from time to time, based on a 360 day year and charged for the actual number of days outstanding. On the Closing Date, Borrower shall make a payment of interest on the outstanding Loan balance for the Initial Interest Period. Commencing on the first Scheduled Payment Date, and on or before each Scheduled Payment Date thereafter, Borrower shall pay all Accrued Interest. In addition to the interest payments required above, Borrower shall make the applicable Minimum Amortization Payment, commencing on the Amortization Commencement Date and on each Scheduled Payment Date thereafter.
(b)    On the Maturity Date, Borrower shall pay all Indebtedness, including the entire outstanding principal balance of the Loan and all Accrued Interest.
(c)    Following the occurrence of an Event of Default, interest shall be computed at, and Borrower shall pay interest on the unpaid principal balance of the Loan at, the Default Rate. All other payments, reimbursements and other amounts due from Borrower to Lender under the Loan Documents not paid when due shall bear interest at the Default Rate from the date when due until the date when received by Lender.
(d)    At any time after the expiration of the Lockout Period (but not prior thereto), upon not less than sixty (60) days prior written notice to Lender, Borrower may prepay the Loan in whole but not in part (except as otherwise expressly permitted by the terms of this Agreement) on any Business Day, provided that upon any such prepayment of the Loan, Borrower shall also pay in full (i) all Accrued Interest; (ii) if such prepayment is received by Lender on a date other than on a Scheduled Payment Date, the Interest Shortfall; (iii) all other Indebtedness; and (iv) if the Loan is prepaid in whole or in part prior to the Scheduled Payment Date in October, 2020 (other than with the proceeds of any Loss Recoveries pursuant to Section 6.1(d) of this Agreement), the applicable Prepayment Fee. Without limiting the aforesaid, upon any payment of the Loan on any day that is not a Scheduled Payment Date (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall pay Lender the Breakage Amount.
(e)    Unless otherwise specified, all other amounts payable to Lender under the Loan Documents shall be due and payable within ten (10) days after written request or invoice.
(f)    Lender shall have the right from time to time, in its sole discretion, upon not less than ten (10) days prior written notice to Borrower, to change the Scheduled Payment Date to a different calendar day provided such amended Scheduled Payment Date shall not be earlier than the fifth (5th) day of each calendar month and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided, however, that if Lender shall have elected to change the Scheduled Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period and the Determination Date accordingly. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.
2.3.2    Application of Payments. Except as otherwise specifically set forth in this Agreement, all payments shall be applied to the Indebtedness in such order and manner as Lender may elect.
2.3.3    Place and Manner of Payment. The payment of all amounts due under this Agreement and under any other Loan Document shall be made from the Blocked Account, if any, or other depository account approved by Lender and shall be deemed received only when actually received by Lender. Payments received after 2:00 p.m. Eastern Standard time shall be deemed received on the next day Lender is open for business. If any payment hereunder shall be due (after the expiration of any applicable grace period) on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. At Lender's option, Lender may accept payments by check or in form other than immediately available funds, but such payments shall be accepted subject to collection and, at Lender's option, shall be deemed received only when collected. Acceptance by Lender of payments in other than immediately available funds shall not constitute a waiver by Lender of its rights to insist that any subsequent payment be made in immediately available funds.
2.3.4    Late Payment Fee. If any payment due on any Scheduled Payment Date (other than the principal amount due on the Maturity Date) is not made within three (3) days of the Scheduled Payment Date or any other amount due hereunder is not made within five (5) days after the date when due, as the case may be, Lender, at its option and in addition to any other remedy available to Lender, may impose a late payment fee, which Borrower covenants to pay upon demand, calculated at the rate of five percent (5%) of the amount of such delinquent payment or deposit. Without limiting the foregoing, any late payment fee shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid upon an Event of Default, including without limitation any other amounts due at the Default Rate, or to declare a default hereunder or under any of the other Loan Documents. Borrower agrees that the late payment fee provided for in this Section 2.3.4 represents a reasonable estimate of the administrative cost and expense which Lender will incur as a result of Borrower's failure to pay any installment of principal and interest hereunder.
Section 2.4    Legal Interest.
2.4.1    Savings. In the event the interest (including without limitation, at the Default Rate) or other payments required to be made under the Loan Documents or otherwise, shall at any time exceed the Legal Limits, all such sums paid by Borrower or any guarantor(s) or indemnitor(s) for the period in question that exceed the Legal Limits, automatically and without further documentation or action by Borrower, any guarantor(s) or indemnitor(s) or Lender, shall be applied to the Indebtedness, in such order and manner as Lender may elect, but only to the extent that it does not violate the Legal Limits, or if the Indebtedness has been repaid in full, then such excess shall be refunded to Borrower. In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Loan Agreement, the Note or any of the other Loan Documents exceed the highest lawful rate of interest permissible under Applicable Laws. Neither Borrower nor any guarantor, endorser or surety nor their heirs, legal representatives, successors or assigns shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any amounts that exceed the Legal Limits, and all such claims and causes of action are hereby indefeasibly waived and released.
2.4.2    Liquidated Damages. Borrower acknowledges that the occurrence of any Event of Default will (a) require Lender to incur additional expense in servicing and administering the Loan, and (b) result in loss to Lender of the use of the money due and impede Lender in meeting its other financial and loan commitments. Borrower further acknowledges that the damages caused thereby will be extremely difficult and impractical to ascertain. Accordingly, Borrower agrees that any late payment fee and/or interest at the Default Rate imposed on Borrower under this Agreement represents the reasonable estimate of Lender and Borrower of a fair compensation for the loss that may be sustained by Lender due to the failure of Borrower to make timely payments, and that the late payment fee and the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of such default, regardless of whether there has been acceleration of the Indebtedness. If the Maturity Date is accelerated by Lender because of the occurrence of an Event of Default or as otherwise provided in the Loan Documents (an "Acceleration Event"), the acceleration shall be deemed to be an election on the part of Borrower to prepay the Loan. Accordingly, there shall be added to the amount due after an Event of Default and resulting acceleration, the Breakage Amount, the Interest Shortfall and the Prepayment Fee (if any), calculated by using as the prepayment date the date on which any tender of payment is made, and Borrower agrees to pay same. Any tender of payment made (or judgment entered) after acceleration by or on behalf of Borrower (including, without limitation, payment by any guarantor or purchaser at a foreclosure sale), shall include the Breakage Amount, the Interest Shortfall, and the Prepayment Fee (if any) computed as provided above. Furthermore, if the Acceleration Event occurs during the Lockout Period, in addition to the Breakage Amount, the Closed Period Prepayment Fee shall also be due and Borrower agrees to pay same. Nothing in this Section 2.4.2 shall be deemed to permit prepayment during the Lockout Period.
Section 2.5    Deposits and Reserves.
2.5.1    Deposits.
(a)    Tax and Insurance Deposits. On or before the Closing Date Borrower shall (i) pay all Impositions and Premiums then due and payable and (ii) deposit with Lender an amount sufficient, when added to the Monthly Tax Deposits and Monthly Insurance Deposits to be collected prior to the dates when Impositions and Premiums next become due and payable, to pay such Impositions and Premiums. On each Scheduled Payment Date, Borrower shall deposit with Lender the Monthly Tax Deposit and the Monthly Insurance Deposit.
(b)    CapEx Reserve. On the Closing Date and on each Scheduled Payment Date thereafter during the term of the Loan, Borrower shall deposit with Lender into the CapEx Reserve $9,333.33 (the "Monthly CapEx Reserve Deposit").
(c)    Interest Rate Cap Reserve. Commencing on October 5, 2020 and on each Scheduled Payment Date thereafter through and including September 5, 2021, Borrower shall deposit with Lender into the Interest Rate Cap Reserve the Monthly Interest Cap Amount.

2.5.2    Holding of Deposits, Security Interest. All Deposits shall be held without any allowance of interest and may be commingled with other funds of Lender, except as specifically provided in this Agreement. At its sole election, Lender may cause all or a portion of the Deposits to be held by a depository designated by Lender in one or more accounts. A security interest within the meaning of the Code is hereby granted to Lender in and to all Deposits, and the Deposits and all of Borrower's right, title and interest therein are hereby assigned to Lender, all as additional security for the Indebtedness, and shall not be subject to the direction or control of Borrower. Lender shall not be liable for any failure to apply any Deposit, in the absence of the gross negligence or willful misconduct of Lender. Lender shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party. Upon an Event of Default, Lender may at its option, without being required to do so, apply any portion of the Deposits, other than unforfeited tenant security deposits, to pay Indebtedness, including Charges, in such order and manner as Lender may elect. To the extent Deposits are used to pay Indebtedness, Borrower shall immediately, upon demand by Lender, deposit with Lender an amount equal to the amount so used.
2.5.3    Use of Tax and Insurance Deposits. Provided no Event of Default then exists, the Monthly Tax Deposits and the Monthly Insurance Deposits will be used for the payment of the Impositions and Premiums next due and payable when they become due; provided, however, that if Borrower notifies Lender, Lender agrees (provided no Event of Default then exists) to pay Impositions from the Monthly Tax Deposits in the calendar month immediately preceding the calendar month that such Impositions will become delinquent (for example, since ad valorem taxes in Texas become delinquent on February 1, such ad valorem taxes will be paid in the preceding January). Upon demand by Lender, Borrower shall deliver and pay over to Lender from time to time such additional sums or such additional security as are necessary to make up any deficiency in the amount necessary, as determined by Lender, to enable Lender to fully pay the Impositions and Premiums as they become due and payable. If the funds so deposited exceed the amount required to pay Impositions and Premiums for any year, the excess shall be applied to subsequent Monthly Tax Deposits, as determined by Lender.
2.5.4    Use of Funds in the CapEx Reserve. Funds in the CapEx Reserve will be used for payment of Approved CapEx as provided in Article 3 upon compliance with the applicable terms and conditions of this Agreement.
2.5.5    Use of Funds in the Interest Rate Cap Reserve. Provided no Event of Default then exists, Lender shall permit Borrower to use the funds in the Interest Rate Cap Reserve to purchase an Interest Rate Protection Agreement with a term expiring no sooner than the initial Maturity Date and otherwise complying with the terms provided in Section 5.6.
2.5.6    Use of Funds in the Interest Reserve. Funds in the Interest Reserve shall be held and applied by Lender pursuant to Section 2.5.2 and/or used, at Lender's option, toward debt service due under Section 2.3.1(a). If a Cash Trap Period is terminated (i.e., the Property achieves a DSCR that is equal to or greater than 1.15 x for three consecutive calendar months), then, so long as there then exist no Event of Default, the amounts remaining in the Interest Reserve will be released to Borrower.

Section 2.6    Blocked Account. On or prior to the date hereof, Borrower has caused a bank account control agreement concerning the Blocked Account, in form and content acceptable to Lender, to be fully executed and delivered to Lender. Borrower shall at all times from and after the date hereof until the Indebtedness has been paid in full, cause to be kept and maintained a Blocked Account. Borrower will cause all Revenues to be deposited into the Blocked Account (including, without limitation, all credit card payments) and all payments received under any Interest Rate Protection Agreement and shall give irrevocable notices to tenants and other account debtors of Borrower or the Property to make all payments, if made by wire transfer, directly to the Blocked Account. Borrower shall pay for all expenses of opening and maintaining the Blocked Account. Borrower will disburse funds from the Blocked Account in the following order of priority:
(a)    first, to Lender to make the required amount of the Monthly Tax Deposits and Monthly Insurance Deposits;
(b)    next, to pay all Accrued Interest and any Minimum Amortization Payment then due and payable;
(c)    next, to pay Eligible Expenses;
(d)    next, to pay the Monthly CapEx Reserve Deposit required to be deposited into the CapEx Reserve pursuant to Section 2.5.1(b);
(e)    next, to pay the Monthly Interest Cap Amount required to be deposited into the Interest Rate Cap Reserve pursuant to Section 2.5.1(c); and
(f)    next, during any Cash Trap Period any balance to Lender to be deposited into the Interest Reserve and if there is no Cash Trap Period any balance to Borrower.
The amounts described in clauses (a), (b), (d) and (e) shall be due and payable on each Scheduled Payment Date whether or not Revenues are sufficient therefor. After an Event of Default, Lender shall have the right to (i) apply the funds in the Blocked Account and any Revenues then in the possession of Lender or Servicer (including funds in the account described in clause (ii) below) toward payment of expenses incurred in connection with the operation of the Property and/or the Indebtedness in such order, priority and proportion as Lender may determine in its sole and absolute discretion and/or (ii) transfer all or a portion of said funds in the Blocked Account into a deposit account established, from time to time, by, and under the sole control of, Lender (as additional collateral for the Loan). Lender's right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

ARTICLE 3
RESERVE DISBURSEMENTS
Section 3.1    All Disbursements. Each disbursement from the CapEx Reserve shall be subject to satisfaction of the following conditions, any of which may be waived by Lender in Lender's sole discretion:
(a)    Any request for a disbursement shall be submitted to Lender on Lender's form of request, not less than ten (10) Business Days prior to the anticipated disbursement date for the disbursement, and shall be accompanied by all evidence required to be approved by Lender as a condition to such disbursement, including, with respect to the conditions set forth in clauses (c) and (d) below, a certificate from an officer of Borrower stating that said conditions are then satisfied.
(b)    Lender shall not be required to make more than one disbursement out of the CapEx Reserve in any calendar month. Each monthly disbursement shall be in a minimum amount of $25,000 or, if less, the remaining undisbursed amount of the CapEx Reserve.
(c)    No actions, suits or proceedings shall then be pending nor, to Borrower's knowledge, have any been threatened against or which affect Borrower, any Guarantor or the Property which could have a Material Adverse Effect on Borrower or such Guarantor.
(d)    No default or Event of Default shall have occurred and be continuing and all representations and warranties set forth in this Agreement and in any other Loan Document shall be true and correct.
(e)    Each disbursement shall be made by wire transfer in accordance with Borrower's Wire Transfer Instructions.
(f)    The provisions of Section 5.2 shall have been satisfied.
(g)    The disbursement shall be used only for payment of Approved CapEx and Lender shall have been provided with evidence reasonably acceptable to Lender of the same.
(h)    There shall be no substantial unrepaired damage to the Property by fire or other casualty which is not in Lender's reasonable judgment adequately covered by collectible proceeds of insurance.
(i)    Lender shall have received a certificate from an authorized and responsible officer of Borrower or an Upstream Owner of Borrower certifying that (i) any permits, licenses and approvals required by Applicable Law for the applicable phase of construction concerning the work that will be paid for with the subject disbursement shall have been issued and if required by Lender, copies delivered to Lender and (ii) the Construction Project, when completed in accordance with the applicable Construction Documents, will be in compliance with all Applicable Laws and all consents or approvals required from third parties or any Governmental Authority have been obtained or will be obtained prior to the time that such approvals are required.

(j)    With respect to any Construction Project that costs greater than $150,000 to complete, Lender's consultant, at Lender's election, shall have issued a report dated within ten (10) days' prior to any requested disbursement to the effect that the Construction Project is in substantial compliance with the applicable Construction Documents and Applicable Laws and that there is no Deficiency.
(k)    There is no Deficiency or Borrower has provided Lender with evidence reasonably satisfactory to it that Borrower has funded such Deficiency toward the Construction Work.
(l)    All materials for the Construction Work for which a disbursement has been requested shall have been, or will have been by the date of the subject disbursement, installed at the Property.
(m)    Lender shall have received copies of sworn statements, appropriate lien waivers (which may be conditioned only upon payment of the subject disbursement) or other evidence of payment for the Construction Work for which a disbursement has been requested reasonably satisfactory to Lender.
(n)    Upon completion of the applicable Construction Project, and as a condition to the final disbursement out of the CapEx Reserve with respect to said Construction Project if such Construction Project costs more than $150,000 to Complete, certificates of Lender's consultant, at Lender's election, and the design professional (solely in such instances where it is customary to retain a design professional for such Construction Work) and the general contractor that the Construction Project is Complete.
(o)    A copy of any certificate or certificates required by appropriate and applicable legal requirements to render occupancy of the specific improvements that have been Completed legal (but only to the extent applicable legal requirements expressly require any such certificate to render occupancy of such improvements legal).
(p)    Such other items as Lender may reasonably require.
Section 3.2    Waiver of Conditions and Reallocation. Lender may from time to time, in its sole discretion, waive any condition or conditions to any disbursement without such waiver or series of waivers constituting a course of dealing or any amendment to this Agreement or a prohibition against subsequent imposition of such condition or conditions or a waiver of a default.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties. Borrower represents and warrants that all statements set forth in this Article 4 are true as of the Closing Date, and Borrower covenants that, except for those representations and warranties that relate to a specific date, Borrower shall cause the same to remain true until all Indebtedness has been paid and satisfied in full.

4.1.1    The Property.
(a)    The use and occupancy of the Property complies with all Applicable Laws and private covenants, conditions and restrictions affecting the Property except for matters which, both individually and collectively, do not have a Material Adverse Effect.
(b)    Borrower has good and indefeasible fee simple title to the Land and the Improvements and has good and merchantable title to the other Collateral, and such title and interest is free and clear of any lien, claim, restriction, security interest or encumbrance, other than Permitted Exceptions. None of the Permitted Exceptions, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Agreement, the Mortgage, the Note and the other Loan Documents, materially and adversely affects the value or marketability of the Property, impairs the use or the operation of the Property as a multi-family project or impairs Borrower's ability to pay its obligations in a timely manner.
(c)    The Property is comprised of a single tax parcel, or group of contiguous tax parcels, which is or are separate and apart from any property not owned by Borrower, for real estate tax purposes.
(d)    The Property has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of access between the Property and public streets, and all of the foregoing comply with all Applicable Laws.
(e)    On the Closing Date, no part of the Property has been taken by the power of eminent domain or condemnation nor is any proceeding for such a taking pending, or to Borrower's knowledge, threatened.
(f)    The Property is not located within an area designated as a "flood plain" or "flood hazard area" according to applicable flood plain and flood control surveys, except as shown on the surveys delivered to Lender.
(g)    Subject to any casualty that occurs after the Closing Date, the Property, including all Improvements, all grading, seeding and landscaping and all other on-site and off-site improvements, (i) has been completed in substantial accordance with all Applicable Laws, and (ii) has been fully equipped and paid for, and (iii) is in good condition, order and repair in all respects material to the current and intended uses thereof, and, to Borrower's knowledge, there are no material defects or damage thereto.
(h)    As constructed, the Improvements have been inspected and approved by all necessary municipal authorities, and the Property, including the Improvements, is, to Borrower's best knowledge, in compliance with all Applicable Laws and with all requirements of applicable insurance carriers.
(i)    All licenses and permits necessary for the operations of the Improvements are in place on the Closing Date and shall be in place and in good standing during the term of the Loan.

(j)    The Property is not subject to any management agreement other than the Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by Borrower and to Borrower's knowledge, there is no default thereunder by Property Manager.
(k)    The Rent Roll is true, correct and complete. Except as set forth on the Rent Roll, (i) no leases, subleases or other agreements or arrangements for occupancy of space within the Property are currently in effect and (ii) all Leases are in full force and effect. The Rent Roll designates all unleased space and shows the amount of each security deposit, any unamortized free rent or rental abatements and any unused construction allowances or unperformed landlord construction obligations.
(l)    True, correct and complete copies of Borrower's form Lease has been delivered to Lender and Borrower has provided Lender access to all Leases, as amended, that are in effect as of date of this Agreement. Except as set forth on the Rent Roll, neither Borrower nor, to Borrower's knowledge, any tenant is in default under any Lease. Borrower has disclosed to Lender in writing any material default, of which Borrower is aware, by any tenant under any Lease and no notice of termination has been issued under any Lease.
(m)    The Operating Budget represents a complete and accurate estimate made in good faith by Borrower of all Revenues, Impositions, operating expenses, capital expenditures and reserves relating to the ownership and operation of the Property for the time periods reflected in said Operating Budget.
(n)    The Property complies with Applicable Laws regarding subdivision and consists of one or more separable parcels of land that can be legally conveyed without further division or platting.
4.1.2    Ownership Structure, Power and Authority.
(a)    All of the information regarding Borrower set forth in Section 1.1.1 of this Agreement is true and correct. Borrower is duly formed, validly existing and in good standing under the laws of the State of its organization and is qualified to do business in the State in which the Land is located.
(b)    Exhibit C accurately depicts the ownership structure of Borrower except if, after the Closing Date, there has been a Permitted Transfer. Borrower, each Authorizing Entity and each Guarantor have the requisite authority to execute, deliver and carry out the terms and provisions of this Agreement, the Loan Documents and other documents to be executed and delivered by Borrower and each Guarantor, as applicable, pursuant to this Agreement. This Agreement constitutes, and the Loan Documents and other documents to be executed and delivered pursuant to this Agreement, when executed and delivered pursuant hereto, will constitute, the duly authorized obligations of the party or parties, other than Lender, executing the same.
(c)    True and complete copies of the Organizational Documents have been furnished to Lender, and there are no other agreements, oral or written, relating to Borrower,

Guarantor or any Authorizing Entity as regards the ownership and governance of Borrower, Guarantor or any Authorizing Entity, as applicable. The Organizational Documents were duly executed and delivered, are in full force and effect, and are binding upon Borrower, each Guarantor and any Authorizing Entity, as the case may be, and enforceable in accordance with their terms. No breach exists under the Organizational Documents, and no act has occurred and no condition exists or after giving effect to this Agreement and Loan Documents will exist, which, with the giving of notice or the passage of time, would constitute a breach under the Organizational Documents.
(d)    All consents, approvals or authorizations of or declarations, registrations or filings with any Governmental Authority or nongovernmental person or entity, including any creditor, member, partner or shareholder, as applicable, of Borrower, any Authorizing Entity or any Guarantor, required in connection with the execution, delivery and performance of this Agreement or any of the other Loan Documents, other than the recordation of the Mortgage and the filing of Financing Statements, have been obtained except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have a Material Adverse Effect on Borrower, any Authorizing Entity or any Guarantor or the prospect of repayment of the Indebtedness.
(e)    None of Borrower, any Authorizing Entity or any Guarantor is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.
(f)    None of Borrower or any Guarantor is in default under any agreement to which Borrower or such Guarantor is a party, except for any default which would not have a Material Adverse Effect on Borrower or such Guarantor or the prospect of repayment of the Indebtedness. The execution and delivery of the Loan Documents and the performance by Borrower and each Guarantor of their respective obligations under the Loan Documents: (a) do not violate any Applicable Laws, and (b) do not conflict with, are not inconsistent with, and will not result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind which creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the assets of Borrower or any Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor may be bound.
(g)    Except as set forth on Exhibit D attached hereto, on the Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, any Guarantor or the Property before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind, including, without limitation, suits, actions or proceedings under the Racketeer Influenced and Corrupt Organizations Act of 1970, as amended, which could have a Material Adverse Effect on Borrower or such Guarantor.
(h)    Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA; the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA; and transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the IRS Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.
(i)    None of (i) any Authorizing Entity; (ii) Borrower; (iii) any Guarantor; (iv) any person or entity Controlling or Controlled by Borrower or any Guarantor; (v) any Person having a beneficial interest in Borrower or any Guarantor, to the extent not a publicly held entity; (vi) any Person for whom Borrower is acting as agent or nominee in connection with this transaction; (vii) any of the foregoing Persons' partners, members, shareholders or other equity owners or their respective employees, officers, directors, representatives or agents; or (viii) to Borrower's knowledge, any tenant of the Property, is or will be (a) an OFAC Prohibited Person (b) a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (d) under investigation by any Governmental Authority for alleged criminal activity.
(j)    Except for agreements approved by Lender, there are no agreements between Borrower and any of its Affiliates or Affiliates of a Guarantor relating to the Property.
(k)    No material adverse change has occurred in the operations or financial condition of Borrower or any Guarantor since the date of the Commitment.
(l)    Neither Borrower nor any member or partner in Borrower is or will be, and no legal or beneficial interest of a member or partner in Borrower is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.
4.1.3    The Loan.
(a)    Neither this Agreement nor any document, financial statement, credit information, certificate or statement required heretofore or hereafter furnished to Lender by or on behalf of Borrower or any Guarantor contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state a fact material to this Agreement or the Loan.
(b)    The amounts to be received by Lender under this Agreement and the Loan Documents constitute lawful interest and are neither usurious nor illegal.

(c)    Borrower has no knowledge of any fact or circumstance which will render or could render untrue any of the matters set forth in any certificate or affidavit relied on by Borrower's Counsel in rendering any legal opinion required by Lender.
(d)    The Loan Budget represents complete and accurate estimate made in good faith by Borrower of all uses of the Loan proceeds and the Required Equity. On or prior to the Closing Date, the Required Equity has been contributed to the Property. Each Project Budget represents a complete and accurate estimate made in good faith by Borrower of all Project Costs.
(e)    No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan other than the Broker(s), if any.
(f)    All proceeds of the Loan will be used solely for business purposes and in furtherance of the regular business affairs of Borrower and the Loan constitutes: (i) a business loan and (ii) a loan secured by a mortgage on real estate.
4.1.4    Environmental Matters.
(a)    The Property complies with all Environmental Laws.
(b)    To the knowledge of Borrower, no spill, release or discharge of any Hazardous Substance has occurred on or about the Property.
(c)    Borrower has not used the Property, nor permitted the Property to be used, for the treatment, storage or disposal of any Hazardous Substance, and Borrower has no knowledge of such use by any predecessor in interest or any other individual or entity.
(d)    No equipment on the Property contains polychlorinated biphenyls.
(e)    No underground storage tank is located on the Property.
(f)    No asbestos is located on the Property.
(g)    The Property does not contain any facility subject to reporting under Section 312 of the federal Emergency Planning and Community Right-to-Know Act of 1986 or any federal regulations promulgated thereunder.
(h)    Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to it and that is contained in its files and records, including but not limited to any reports relating to Hazardous Substances.
Section 4.2    Reliance Upon Representations and Warranties. All representations and warranties made in this Agreement or in any certificate or other document delivered to Lender by or on behalf of Borrower or any Guarantor or any Authorizing Entity shall be true and correct when made and shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of the Loan. If, due to circumstances beyond Borrower's control, any representation or warranty becomes untrue after any date when such representation was made or deemed made, and provided that Borrower promptly notifies Lender of the manner in which any representation or warranty is no longer true, such change of circumstances shall not, in and of itself (and without excusing Borrower from any covenants hereunder), constitute an Event of Default.
ARTICLE 5
COVENANTS
Section 5.1    Covenants. Borrower shall perform the following covenants, fully and faithfully, at all times until the Indebtedness has been paid in full.
5.1.1    Financial.
(a)    Within fifteen (15) days after the end of each calendar month, Borrower shall furnish Lender with a copy of Borrower's income statement showing all Revenues, accrued real estate taxes and all items of operating expense, capital expenditures and reserves paid with Revenues, balance sheet, cash flow statement and Rent Roll, if any, for the preceding month and the calendar year to date showing a comparison of the actual results of operations to the Operating Budget.
(b)    Borrower shall prepare and submit to Lender such other financial statements and reports as Lender may require (including, without limitation, updated Argus models). All financial statements shall be in a format approved by Lender and certified as true, correct, and complete and not misleading as to Borrower's financial condition by an officer of Borrower approved by Lender. The monthly financial statements shall certify that there are no pending claims against Borrower or, if any such claims exist, the nature and amount of each such claim.
(c)    No later than March 25 of each year Borrower shall furnish to Lender (1)  Borrower's annual audited financial statements for the prior calendar year certified by an independent accountant in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender and consistently applied), including a balance sheet as of the end of such year, a statement of revenues and expenses and cash flow for such year, and stating in an unaudited comparative form the figures for the previous fiscal year and the Operating Budget for such fiscal year, as well as the supplemental schedule of net income or loss presenting the net income or loss and occupancy statistics for and copies of all federal income tax returns filed, all of which shall be certified as true, correct and complete and not misleading by an officer of Borrower approved by Lender, (2) a certificate from an officer of Borrower or an officer of Borrower stating that there are no then existing defaults under the Loan Documents, (3) a statement of the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Operating Budget and (4) an annual summary of any and all capital expenditures made during the prior calendar year.
(d)    No later than November 1 of each year, Borrower or Property Manager shall prepare for Lender's review and approval an annual business plan for the Property including a marketing plan, capital improvement plan, projected lease rates for available space and a projected operating budget, including anticipated capital expenditures, for the upcoming calendar year. The operating budget, once approved by Lender, shall constitute the Operating Budget for the period covered by said budget. Borrower shall be permitted to include in each Operating Budget a property management fee of up to three percent (3%) of Revenues.
(e)    No later than March 31 of each year, Borrower shall cause each Guarantor to submit audited financial statements certified by an independent accountant in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender and consistently applied) containing consolidated balance sheets and statements of operations and cash flows as of the end of the previous year and for the year then ended. Such statements shall be certified by Guarantor as true, correct and complete and not misleading as to such Guarantor's financial condition.
(f)    If Borrower omits to prepare and deliver timely any report required by the preceding paragraphs of this Section 5.1.1 (a "Required Report"), in addition to exercising any remedy, Lender shall have the right to charge Borrower, as a late charge, (i) the sum of $250.00 with respect to any such Required Report not timely delivered, and (ii) if any such Required Report is not delivered within five (5) Business Days after written notice from Lender, the sum of $250.00 per day with respect to any such Required Report until the same is delivered. Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 5.1.1(f) are a reasonable estimate of such expenses. Borrower acknowledges further that the imposition, or the payment by Borrower, of this late charge does not in any manner affect or otherwise impair or waive any rights and remedies Lender may have hereunder, under the Loan Documents or under applicable law for any Event of Default. In addition, Lender may elect, in addition to exercising any remedy with respect to the late charge or for an Event of Default, to have an independent certified public accountant selected by Lender make an audit of all books and records of Borrower, including its bank accounts, which in any way pertain to the Property and to prepare the statement or statements which Borrower failed to procure and deliver. Borrower shall pay all expenses of the audit and other services, which expenses shall be due and payable upon demand.
(g)    Borrower shall keep and maintain separate books and records with respect to the Property. Borrower will allow Lender, its representatives or agents, at any time during normal business hours, access to all books and records of Borrower, including Borrower's books of account and all supporting and related vouchers or papers kept by or on behalf of Borrower or its representatives or agents in connection with maintenance, operation or leasing of the Property, such access to include the right to make extracts or copies thereof.
(h)    Upon request from Lender, Borrower shall deliver to Lender an updated organizational chart of Borrower and its Upstream Owners.
(i)    Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender and consistently applied), reflecting the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property.

5.1.2    Impositions.
(a)    Borrower shall pay all Impositions before the same become delinquent and, upon written request, shall furnish to Lender duplicate receipts for such payment. Unless Lender has paid such Impositions directly on Borrower's behalf, Borrower shall furnish to Lender evidence that all Impositions are paid at least five (5) Business Days prior to the last date for payment of such Impositions and before imposition of any penalty or accrual of interest.
(b)    Notwithstanding the foregoing, Borrower may, in good faith, with reasonable diligence and at Borrower's sole cost and expense, contest the validity or amount of any Impositions, provided that:
(i)    Such contest prevents the collection of the Contested Taxes and the sale or forfeiture of all or any part of the Property to satisfy the payment of the Contested Taxes; and
(ii)    Borrower notifies Lender in writing of Borrower's intent to contest before any Contested Taxes have been increased by any interest, penalties or other costs; and
(iii)    Borrower has deposited with Lender to be held by Lender, together with the sums provided in subsection (c) below, a sum of money which taken with the deposits already held by Lender pursuant to subsection (c) below is sufficient in Lender's judgment to pay the amount of the Contested Taxes, including interest and penalties, and Borrower shall increase such deposits upon demand by Lender whenever Lender deems such additional deposit necessary to cover the cost of additional interest and penalties.
(c)    If Borrower fails to pursue the proceeding for the Contested Taxes with reasonable diligence, or if Borrower fails to deliver to Lender the additional deposits required in this subsection (c), Lender may, at Lender's option, apply such additional deposits to the payment of all or any portion of the Contested Taxes, including all penalties and interest. If the amount of the additional deposits is insufficient to pay the Contested Taxes together with all interest and penalties, Borrower shall upon demand deposit an amount sufficient to make such payment of the Contested Taxes in full. Provided no Event of Default then exists and Borrower has notified Lender in writing that Borrower has obtained a final disposition of the Contested Taxes, together with an official tax bill for such Contested Taxes, Lender shall use the funds on deposit with Lender, together with the Monthly Tax Deposits relating to such Contested Taxes, to pay the Contested Taxes in full.
5.1.3    Insurance.
(a)    Until the Indebtedness is fully paid and all obligations of Borrower under the Loan Documents have been finally terminated, all of the Collateral shall be kept at all times insured against loss and damage by such hazards, casualties and contingencies in such amounts and for such periods as may from time to time be reasonably required by Lender. All insurance shall be written in policies and by insurance companies approved by Lender; such insurance companies shall have an A.M. Best Rating of A-: VIII. All policies of insurance and renewals thereof shall contain standard noncontributory Lender, mortgagee clauses and loss payable clauses in favor of Lender and shall name Lender and its successors and assigns as an additional insured and shall provide for at least thirty (30) days' prior written notice of modification (including cancellation) to Lender without cost to Lender as well as a waiver of subrogation endorsement and such other endorsements as Lender shall require. All policies of insurance and renewals thereof shall contain such further endorsements as Lender may require, in form and content acceptable to Lender. Without limiting the generality of the foregoing, all policies of insurance shall be in amounts and have deductibles (if any) approved by Lender and contain clauses or endorsements to the effect that no act or negligence of Borrower, or anyone acting for Borrower or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way effect the validity or enforceability of the insurance insofar as Lender is concerned. All policies of insurance (or binders of renewal insurance policies), together with evidence of fully paid premiums, shall be delivered to Lender as issued at least fifteen (15) days before the expiration of old policies and shall be held by Lender until all Indebtedness has been fully paid and all obligations of Lender under the Loan Documents finally terminated. Upon request by Lender, Borrower, at its sole cost and expense, shall furnish Lender evidence of the replacement cost of the Property. In case of any transfer of title to the Property either resulting from an exercise of remedies under or pursuant to the Mortgage or in lieu of such remedies, complete title to all policies of insurance required by this Agreement and to all prepaid or unearned premiums thereon shall pass to and vest in the grantee or other transferee of the Property. Lender shall not, by reason of accepting, rejecting, approving or obtaining insurance, incur any liability for payment of losses.
(b)    Without in any way limiting the generality of the foregoing, Borrower covenants and agrees to maintain the following insurance coverage: (i) all risk coverage insurance, including vandalism, terrorism, windstorm and malicious mischief and sewer backup insurance, for an amount equal to not less than one hundred percent (100%) of the full replacement cost of the Improvements and fixtures located on the Property, written on a replacement cost basis and with a replacement cost endorsement (without depreciation) and an agreed amount endorsement pertaining to the co‑insurance clause and with a building ordinance coverage endorsement to include demolition and increased cost of construction, which building ordinance coverage endorsement shall be in an amount as Lender may reasonably require; (ii) rent loss insurance in an amount equal to not less than gross revenue from the Property for twelve (12) months based upon one hundred percent (100%) occupancy of all Improvements, less any allocable charges and expenses which would not continue during the period of restoration; (iii) commercial general public liability and property damage insurance with a broad form coverage endorsement for an amount as reasonably required from time to time by Lender but not less than an aggregate amount of Five Million Dollars ($5,000,000.00) and an occurrence limit of not less than Four Million Dollars ($4,000,000.00) combined single limit; (iv) flood insurance whenever in the opinion of Lender such protection is necessary and is available; (v) earthquake insurance whenever in the opinion of Lender such protection is necessary and is available; (vi) insurance covering pressure vessels, pressure piping and machinery, if any, and all major components of any centralized heating or air‑conditioning systems located in the Improvements, in an amount satisfactory to Lender, such policies also to insure against physical damage to the Improvements arising out of peril covered thereunder; (vii) such other insurance that may be required from time to time by Lender.

(c)    If at any time a dispute arises with respect to replacement cost, Borrower agrees to provide at Borrower's expense, an insurance appraisal prepared by an insurance appraiser approved by Lender, establishing the full replacement cost in a manner satisfactory to the insurance carrier.
(d)    Borrower shall pay or cause to be paid, in a timely manner, all Premiums. At least thirty (30) days prior to the expiration of any policy of insurance, Borrower shall furnish to Lender renewal insurance policies as required by this Agreement and the other Loan Documents.
(e)    In the event of any loss, Borrower shall promptly give Lender and the insurance companies that have insured against such risks, notice of such loss or damage, and, if requested by Lender, advise the insurance companies that Lender is authorized, subject to Section 6.1(f), to settle and adjust any claim under insurance policies which insure against such risks.
(f)    Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Lender is included thereon as the loss payee and an additional insured as applicable, under a standard mortgagee clause acceptable to Lender and such separate insurance is acceptable to Lender.
(g)    Unless Borrower provides Lender with evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrower's expense to protect Lender's interest in the Property. This insurance may, but need not, protect Borrower's interests. The coverage Lender purchases may not pay any claim Borrower makes or any claim that is made against Borrower in connection with the Property. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by this Agreement. If Lender purchases insurance required to be provided under this Agreement, Borrower will be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness and shall bear interest at the Default Rate. The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on its own.
5.1.4    Leases.
(a)    Without the prior written consent of Lender, such consent not to be unreasonably withheld, Borrower shall not (i) enter into any Lease, (ii) modify, amend or terminate, other than by reason of the tenant's default, any Lease, (iii) accept any rental payment on a Lease for more than one month in advance of its due date, or (iv) enter into any ground lease of the Property. Notwithstanding the foregoing, any Lease for an apartment unit in the Improvements which (1) is on a form approved by Lender (with no material modifications thereto), and (2) satisfies the applicable Minimum Lease Standards, shall not, nor shall any modification thereof, require Lender's prior approval and is deemed to be an Approved Lease.

(b)    Borrower shall not suffer or permit any breach or default to occur in any of Borrower's obligations under any of the Leases which continues beyond any applicable grace or cure period nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement of any Lease including those with respect to any time limitation within which any of Borrower's work is to be done or the space is to be available for occupancy by the tenant. Borrower shall use reasonable efforts to notify Lender promptly in writing in the event a tenant commits a material default under a Lease. Borrower will not waive any rights under any of the Leases and will enforce the obligations of tenants under the Leases.
(c)    Upon Lender's written request after an Event of Default, Borrower shall deliver to Lender all tenant security deposits, including letters of credit (along with documentation transferring to Lender the rights of Borrower to draw on such letters of credit), which security deposits Lender shall hold pursuant to Section 2.5.2, subject in each case to the rights of the applicable tenant to the return of such security deposit in accordance with the applicable Lease. Upon forfeiture of any security deposit, after an Event of Default, the amount thereof shall be, as determined by Lender, deposited into the Property Account or applied to the Indebtedness and prior to an Event of Default, the amount thereof shall be deposited by Borrower into the Property Account.
(d)    All lease termination payments or fees shall be deposited by Borrower into the Property Account.
(e)    At Lender's request, with respect to any commercial Lease, Borrower shall cause the tenant under any Lease to execute a subordination and attornment agreement in form and substance satisfactory to Lender. Borrower shall provide Lender with a copy of a fully executed original of each Lease and any modification thereof executed subsequent to the Closing Date promptly following its execution except for residential leases relating to a multifamily property, copies of which shall be furnished only upon request.
5.1.5    Operations.
(a)    Borrower shall comply with and cause the Property to be in compliance with all Applicable Laws with regard to the Property.
(b)    At all times, Guarantor shall be in charge of executing Borrower's business plan and shall exercise operational and management control, including day‑to‑day business decisions, with respect to the Property, except for those duties delegated to Property Manager under the Management Agreement. Borrower shall comply with all of the terms of the Management Agreement. Borrower shall not replace the Property Manager or modify or terminate the Management Agreement without Lender's consent. Lender shall have the right to require Borrower to replace the Property Manager with another property manager selected by Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default, (ii) if Property Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (iii) if Property Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the Property Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

(c)    All Personal Property shall continue to be located on the Land. Borrower shall not, without the prior written consent of Lender, sell, assign, transfer, remove or permit to be removed from the Land or the Improvements any of the Personal Property. So long as no Event of Default exists, Borrower may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in connection with the Property, but only upon replacing the same with other Personal Property at least equal in value and utility to the Personal Property that is disposed, and provided that the priority and perfection of Lender's security interest is fully preserved in such replacement Personal Property. Borrower shall, from time to time, on request of Lender, deliver to Lender an inventory of the Personal Property in reasonable detail. All Personal Property, and all replacements thereof, substitutions therefor or additions thereto, at all times, shall be kept and maintained free and clear of liens, encumbrances or security interests, except in favor of Lender. Borrower shall, upon demand, execute and deliver to Lender such financing statements and other documents in form satisfactory to Lender, and will do all such acts and things as Lender may at any time, or from time to time, reasonably request or as may be necessary or appropriate to establish and maintain a first perfected security interest in the Personal Property, free of any liens, encumbrances or security interests of others.
(d)    Borrower shall: (i) promptly repair, restore or rebuild any Improvements now or hereafter on the Land which may become damaged or be destroyed, such restored or rebuilt Improvements to be of at least equal value and substantially the same character as prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose; (ii) keep the Property in good condition and repair and without waste; (iii) pay all operating costs for the Property and immediately pay when due any indebtedness which may be secured by a lien or charge on the Property, and upon request deliver to Lender satisfactory evidence of the discharge of such lien; (iv) complete within a reasonable time any Improvements now or at any time in process of construction upon the Property; (v) comply with all requirements of all covenants, easements and restrictions of record with respect to the Property and the use thereof; (vi) not make any Material Alterations in the Property or demolish any portion of the Improvements without Lender's prior written consent, except as required by Applicable Law or Approved Leases; (vii) not suffer or permit any change in the general nature of the occupancy of the Property, without Lender's written consent; (viii) not initiate or acquiesce in any zoning reclassification or variance or resubdivision of the Land without Lender's written consent; (ix) provide and thereafter maintain adequate parking areas within the Property as may be required by Applicable Laws, together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress, and right of way to and from the adjacent public thoroughfares necessary or desirable for the use thereof, and observe and comply with any conditions necessary to preserve and extend any and all rights, licenses, permits (including, without limitation, zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions that are applicable to the Property and the use and occupancy of the Property; (x) not grant any easements, licenses, covenants, conditions or declarations of use against the Property, other than the Permitted Exceptions and the use restrictions contained or provided in Approved Leases; (xi) not permit the conversion of the Property to condominiums without Lender's prior written consent; (xii) use best efforts to operate the Property in conformity with the Operating Budget: and (xiii) not amend any of the Permitted Exceptions (or any other encumbrance on title) if such amendments would have an adverse impact on the Property.

5.1.6    Prohibition on Conveyances and Liens.
(a)    Borrower shall neither: (i) assign or attempt to assign its rights under this Agreement and any purported assignment of this Agreement shall be void; nor (ii) suffer or permit (A) any change in the management (whether direct or indirect) of the Property, (B) any replacement of any Authorizing Entity or (C) any direct or indirect change in Control of Borrower or of any Authorizing Entity, in each case, without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion. The foregoing shall not, however, prohibit the issuance and trading of the public stock of Guarantor.
(b)    Neither Borrower nor any Upstream Owner shall suffer or permit any Transfer other than a Permitted Transfer.
(c)    Without limiting the foregoing, should Borrower engage in or permit a Transfer, whether or not approved by Lender, including a Permitted Transfer, that would constitute or result in the occurrence of one or more non-exempt prohibited transactions under ERISA or the Internal Revenue Code, Borrower shall promptly (i) unwind any such Transfer upon notice from Lender or, at Lender's option, assist Lender in obtaining such exemption(s) from the Employee Benefits Security Administration with respect to such Transfer as Lender may deem necessary or appropriate, and (ii) reimburse Lender for any expenses incurred by Lender to obtain any such exemptions. Borrower's obligations under this subsection (c) shall survive the expiration of this Agreement and the other Loan Documents.
(d)    Borrower shall not suffer or permit any mechanics' lien claims to be filed or otherwise asserted against the Property or any portion thereof and will promptly discharge or bond around (i.e., remove from title so that such lien does not effect the Property) in accordance with the Texas Property Code the same if any claims for lien or any proceedings for the enforcement thereof are filed or commenced; provided, however, that Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon furnishing to the Title Company such security or indemnity as it may require to induce the Title Company to issue an endorsement to the Title Policy insuring against all such claims, liens or proceedings; and provided further that Lender will not be required to make any advances unless any such mechanics' lien claims have been released, bonded around (i.e., remove from title so that such lien does not effect the Property) or insured against by the Title Company to the sole satisfaction of Lender.
5.1.7    Single Purpose Entity/Change in Structure. Borrower has and shall:
(a)    not, without the prior written consent of Lender, permit or suffer (i) any material amendment or modification of Borrower's Organizational Documents, which consent by Lender shall not be unreasonably withheld or delayed, (ii) any amendment of the Organizational Documents of any Authorizing Entity which is not a publicly traded company in any respect that would change the management or Control of such Authorizing Entity, (iii) the creation of any new membership, partnership or shareholder interests, as applicable, in Borrower, (iv) any dissolution, any voluntary termination of its existence or any involuntary termination of its existence, unless such involuntary termination is rescinded or Borrower's existence is reinstated within ninety (90) days, or (v) any change in Borrower's state of formation or name;

(b)    not hold or acquire any ownership interest, legal or equitable, in any real or personal property other than the Property or become a shareholder of or a member or partner in any entity;
(c)    limit Borrower's purpose, as stated in its Organizational Documents, to the acquisition, operation, development, leasing, management and disposition of the Property and transacting business and activities incidental and appropriate to accomplish the foregoing;
(d)    maintain Borrower's assets, accounts, books, records, financial statements, stationery, invoices, and checks separate from and not commingled with any of those of any other person or entity; provided that Borrower's financial statements will also be consolidated with Guarantor;
(e)    conduct Borrower's business in Borrower's name or an assumed name filed in the appropriate public records and reasonably approved by Lender, pay Borrower's liabilities out of Borrower's funds, allocate fairly and reasonably any overhead for shared employees and office space, and maintain an arms‑length relationship with Borrower's Affiliates;
(f)    hold itself out as a separate entity, and observe all organizational formalities;
(g)    not guarantee or become obligated for the debts of any other entity or person or hold out Borrower's credit as being available to satisfy the obligations of others, including not acquiring obligations or securities of Borrower's partners, members or shareholders;
(h)    not pledge Borrower's assets for the benefit of any other entity or person or make any loans or advances to any person or entity;
(i)    not enter into any contract or agreement with any party which is an Affiliate, except upon terms and conditions that are intrinsically fair and materially similar to those that would be available on an arms‑length basis with third parties other than any Affiliate;
(j)    neither seek nor permit any owner of any membership or partnership interest, capital stock or other interest in Borrower to cause the dissolution or winding up, in whole or in part, of Borrower;
(k)    not merge with or be consolidated into any other entity or Divide (whether by plan of Division or otherwise);
(l)    maintain Borrower's assets in such a manner that it will not be unreasonably costly or unreasonably difficult to segregate, ascertain or identify Borrower's individual assets from those of any other entity, including without limitation, any Affiliate of Borrower, any Authorizing Entity, any Guarantor or any other person or entity;
(m)    not incur any debts other than normal accounts payable and trade payables in the ordinary course of business and the Indebtedness provided that such accounts payable and trade payables are (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date; provided however, the aggregate amount of the aforesaid accounts payable shall not exceed at any time two percent (2%) of the outstanding principal amount of the Loan. No indebtedness other than the Indebtedness may be secured (subordinate or pari passu) by the Property;
(n)    without limiting clause (m) above, not incur any obligations other than in the ordinary course of business and on commercially reasonably terms and conditions;
(o)    hold regular meetings to the extent required by Applicable Laws to conduct the business of Borrower; and
(p)    prepare separate tax returns (unless Borrower is a disregarded entity for federal income-tax purposes) and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group.
5.1.8    Environmental Matters. Borrower will:
(a)    not install, use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Property, nor transport to or from the Property, any Hazardous Substance nor allow any other person or entity to do so except in minor amounts and under conditions permitted by Applicable Laws;
(b)    keep and maintain, or cause to be kept and maintained, the Property in compliance with, and shall not cause or permit the Property to be in violation of, any Environmental Law and the terms and conditions of any operations and maintenance program concerning the Property;
(c)    give prompt notice to Lender of (i) any proceeding, investigation or inquiry commenced by any Governmental Authority with respect to the presence of any Hazardous Substance on, under or about the Property or the migration thereof to or from adjoining property; (ii) all claims made or threatened by any individual or entity against Borrower or the Property relating to any loss or injury allegedly resulting from any Hazardous Substance; and (iii) the discovery by Borrower of any occurrence or condition on any real property adjoining or in the vicinity of the Property which might cause the Property or any part thereof to be subject to any restriction on the ownership, occupancy, transferability or use of the Property under any Environmental Law; and
(d)    grant to Lender the right and privilege to: (i) join in and participate in, as a party if it so elects, any one or more legal proceedings or actions initiated with respect to the Property under any Environmental Law; and (ii) have all costs and expenses thereof (including without limitation Lender's reasonable attorneys' fees and costs) paid by Borrower.
5.1.9    Terrorism; Patriot Act Compliance; and Anti-Money Laundering.
(a)    Borrower shall, and shall cause all Authorizing Entities to, comply with the Patriot Act and all applicable federal anti-terrorism and anti-money laundering laws and regulations.

All payments by Borrower to Lender or from Lender to Borrower will only be made in Borrower's name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a "foreign shell bank" within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.
(b)    At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Authorizing Entities or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower, Authorizing Entities or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an "Embargoed Person"), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, Authorizing Entities or Guarantor, as applicable, with the result that the investment in Borrower, Authorizing Entities or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower, Authorizing Entities or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower, Authorizing Entities or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.
(c)    Borrower shall provide Lender, from time to time, with such information as Lender determines to be necessary or appropriate to comply with the anti-money laundering laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, any Authorizing Entity or other person or entity Controlling or Controlled by Borrower or any Upstream Owner, from any Governmental Authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. Lender shall have the right to audit Borrower's compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.
(d)    Borrower shall promptly notify Lender in writing should Borrower become aware of any change in the information set forth in these representations.
5.1.10    Anti-Forfeiture. Borrower represents and warrants to Lender that there has not been committed by Borrower or any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any other Collateral or any monies paid in performance of Borrower's obligations under the Loan Documents. Borrower shall not commit, permit or suffer to exist any act, omission, or circumstance affording such right of forfeiture. In furtherance thereof, Borrower hereby indemnifies Lender and agrees to defend with counsel acceptable to Lender at Borrower's sole cost and hold Lender harmless from and against any loss, damage or injury (including without limitation attorneys' fees and costs incurred by Lender) by reason of the breach of the covenants and agreements or the representations and warranties set forth in this paragraph. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Borrower or all or any part of the Collateral under any federal or state law for which forfeiture of the Property or any other Collateral or of any monies paid in performance of Borrower's obligations under the Loan Documents is a potential result, shall, at the election of Lender, constitute an Event of Default hereunder without notice or opportunity to cure.
5.1.11    Casualty or Condemnation. Borrower shall within three (3) Business Days of its receipt of notice thereof, notify Lender of casualty affecting, or any action or proceeding relating to any condemnation, eminent domain proceeding or other taking of, the Property, or any part thereof, and Borrower shall, after consultation with Lender, appear in and prosecute any such action or proceeding and/or, subject to Lender's written approval, defend, settle or compromise any claim in connection therewith.
5.1.12    Use of Proceeds. Borrower shall use the proceeds of the Loan for proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.
5.1.13    Notice of Litigation or Default. Borrower shall promptly provide Lender with:
(a)    written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to Borrower's knowledge, threatened against or relating to Borrower, any Guarantor, the Collateral or the Property; and
(b)    a copy of all notices of default and violations of laws, regulations, codes, ordinances and the like received by Borrower relating to the Collateral or the Property.
5.1.14    Independent Director.
(a)    The organizational documents of Borrower shall provide that at all times there shall be (and Borrower shall at all times cause there to be) at least one (1) duly appointed Independent Director or Independent Manager. In addition, the organizational documents of Borrower shall provide that no Independent Director or Independent Manager (as applicable) of Borrower may be removed or replaced without Cause and unless Borrower provides Lender with not less than three (3) Business Days' prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager (as applicable), together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable), provided that in the case of the death or legal incapacity, or voluntary non collusive resignation, of an Independent Director or Independent Manager (as applicable) in which case, no prior written notice shall be required (but all other requirements noted above, i.e., statement for reason for such removal, identity of replacements and certification, must be satisfied) in connection with the replacement of such Independent Director or Independent Manager (as applicable) with a new Independent Director or Independent Manager (as applicable).
(b)    The organizational documents of Borrower shall provide that the following actions shall require the unanimous written consent of the board of directors of Borrower or the committee of managers designated to manage the business affairs of Borrower (the "Committee"): (i) filing, consenting to or not timely opposing the filing of any petition, either voluntary or involuntary, to take advantage of any applicable federal or state insolvency, bankruptcy, liquidation or similar reorganization statute, (ii) seeking or consenting to the appointment of a receiver, liquidator, custodian, assignee for the benefit of creditors, trustee, sequestrator or any similar official of Borrower or a substantial part of its business, (iii) making an assignment for the benefit of creditors, (iv) admitting in writing its inability to pay debts generally as they become due, (v) declaring or affirmatively effectuating a moratorium on the payment of any obligations, or (vi) taking any action in furtherance of the foregoing. In addition, the organizational documents of Borrower shall provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this subsection, the Independent Directors or Independent Managers (as applicable) shall consider only the interests of Borrower, including its creditors. Borrower shall not take any of the foregoing actions without the unanimous prior written consent of its board of directors, its member(s) or the Committee, as applicable, including (or together with) all Independent Directors or Independent Managers, as applicable. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to Borrower (including duties to Borrower's equity holders to the extent of their respective economic interests in Borrower and to Borrower's creditors as set forth in the immediately preceding sentence), such Independent Directors or Independent Managers (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) Borrower's equity holders beyond their respective economic interests in Borrower, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.
Section 5.2    Construction Projects.
5.2.1    Project Budget. Prior to commencement of any Construction Project, Borrower shall submit to Lender, for Lender's review and approval, which approval will not be unreasonably withheld, a Project Budget setting forth all of the Project Costs with respect to said Construction Project. The Project Budget shall not be amended or modified without Lender's prior written consent, not to be unreasonably withheld.

5.2.2    Permits. Borrower shall pay for and obtain or cause to be paid for and obtained all permits, licenses and approvals required by Applicable Laws with regard to each Construction Project, whether necessary for commencement, Completion, use or otherwise.
5.2.3    Construction Documents. Prior to commencing any Construction Project, Borrower shall submit all Construction Documents to Lender for Lender's review and approval, such approval to not be unreasonably withheld. Unless otherwise permitted under this Agreement, Borrower shall not amend, modify, terminate or waive any rights under any Construction Documents. With respect to each Construction Project costing more than $150,000, Borrower shall obtain Lender's approval of any of the contractors performing more than $150,000 worth of Construction Work, such approval to not be unreasonably withheld. All Construction Contracts shall provide for a guaranteed maximum price or stipulated sum and shall otherwise be in form and substance reasonably satisfactory to Lender. Borrower will perform its obligations under the Construction Contracts and will enforce the Construction Contracts. All Construction Contracts for each component of the Construction Project is hereby assigned to Lender as security for the Loan, which assignments shall, at Lender's request, be consented to by the applicable contractor(s). Each contractor or subcontractor performing any of the Construction Project shall be licensed by the appropriate state agency, as applicable, and shall provide Borrower with evidence of adequate liability insurance. Upon Lender's request, Borrower shall provide written evidence that each contractor and subcontractor meets the requirements of this subsection.
5.2.4    Construction. Once commenced, Borrower shall diligently and continuously undertake to Complete, and shall Complete, each Construction Project in conformance with the Construction Documents, free from all liens.
5.2.5    Deficiency. Borrower agrees that, if for any reason Lender reasonably concludes that a Deficiency shall exist, regardless of how such condition may have been brought about, Borrower shall, within five (5) days after written request by Lender, deposit the amount of the Deficiency in cash with Lender which deposit shall not bear interest.
5.2.6    Lender Consultants. At Borrower's expense, Lender shall have the right to employ an inspecting architect, engineer or consultant with respect to a Construction Project. Borrower shall pay immediately upon demand the fees and expenses of any architect or engineer employed by Lender for the purpose of reviewing plans or otherwise engaged by Lender with respect to any Construction Project.
Section 5.3    General Covenants.
5.3.1    Inspections. Borrower will cooperate with Lender in arranging for inspections, from time to time, of the Property by Lender and its agents and consultants, including without limitation, customary environmental tests, assessments, audits and soil borings. Environmental site assessments shall not be conducted more often than once each calendar year unless there is an Event of Default or Lender has reasonable reason to suspect that there is a violation of an Environmental Law at the Property. In accordance with the aforesaid, Lender may contract for the services of persons (the "Site Reviewers") to perform environmental assessments (the "Site Assessment") on the Property for the purposes of determining whether there exists on or near the

Property any environmental conditions which could reasonably be expected to result in liability, cost or expense to the owner, occupier or operator of the Property arising under any state, federal or local law, rule or regulation relating to Hazardous Substances. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Borrower which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for the presence of Hazardous Substances on the Property and such other tests on the Property as may be appropriate to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Borrower will supply to the Site Reviewers such historical and operation information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Lender shall make the results of such Site Assessments fully available to Borrower, and if no Event of Default then exists, Borrower may at its election participate under reasonable procedures in the direction of such Site Assessments and the descriptions of tasks of the Site Reviewers. All inspections and assessments (including Site Assessments) will be at Borrower's expense payable within five (5) Business Days of demand. Borrower will, and will cause Property Manager and any managing agent to, cooperate with Lender in arranging for inspections, including without limitation, to assist in ascertaining compliance of the Property with Applicable Laws. Except in an emergency, such entry shall be at reasonable times, with reasonable advance notice, and subject to the rights of tenants of the Property. The inspection rights granted to Lender in this Section shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Agreement or the other Loan Documents.
5.3.2    Further Assurances. Borrower shall, from time to time, upon Lender's request, execute, deliver, record and furnish, or cause to be executed, delivered, recorded and furnished, such documents as Lender may reasonably deem necessary or desirable (i) to perfect, and maintain perfected, valid first liens upon the Collateral, (ii) to correct any errors of a typographical nature which may be contained in any of the Loan Documents, and (iii) to consummate fully the transaction contemplated under this Agreement.
5.3.3    Interest Rate Agreements. Without limiting Section 5.6, in the event Borrower enters into any interest rate hedge agreement, interest rate cap agreement, interest rate collar agreement or similar agreements regarding all or any part of the Indebtedness, Borrower shall notify Lender that Borrower has entered into such an agreement and at Lender's request shall assign such agreement to Lender as additional security for the Loan.
5.3.4    Stamp Tax. If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Borrower, any tax is due or becomes due in respect of the Loan, the granting of the Mortgage, or the terms of any of the other Loan Documents, Borrower shall pay such tax in the manner required by any such law. Borrower further covenants to reimburse Lender for any sums which Lender may expend by reason of the imposition of any tax on the issuance of the Note made pursuant to this Agreement. Notwithstanding the foregoing, Borrower shall not be required to pay any income or franchise tax of Lender.

5.3.5    Reports. Borrower shall deliver, or cause to be delivered, to Lender copies of all inspections, reports, test results and other material information prepared or received by Borrower from time to time from its owners, agents, representatives, architects, engineers, the Property Manager and any other parties involved in the maintenance, operation or leasing, marketing and sale of the Property.
5.3.6    Indemnity. Borrower shall indemnify the Lender Group and hold harmless the Lender Group from and against all claims, injury, damage, loss and liability of any and every kind suffered or incurred by reason of or in connection with (i) the Loan, including the administration thereof, this Agreement, the other Loan Documents, the Property and the leasing thereof, and the use or application of the Loan proceeds; (ii) the use, operation or maintenance of the Property including inspection fees; (iii) any breach of any covenant, obligation or representation made in this Agreement or in any other Loan Document; (iv) the inaccuracy or omission of any material fact in the information provided by or on behalf of Borrower in accordance with Section 9.10 hereof; (v) any other action or inaction by, or matter which is the responsibility of, Borrower; (vi) any and all lawful actions that may be taken by Lender in connection with the enforcement of the provisions of the Mortgage, this Agreement, the Note, or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or indemnitor and/or any partner, member, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (vii) any accident, injury to, or death of, Persons or loss of or damage to the Property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or rights of way; (viii) any use, non-use or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or rights of way; (ix) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (x) any failure of the Property to be in compliance with any Applicable Laws; (xi) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (xii) any sales or use tax that may be imposed on Lender by virtue of the Loan other than taxes imposed on the income, stock or assets of Lender; or (xiii) any and all Losses imposed upon or incurred by or asserted against any Person in the Lender Group and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to any Person in the Lender Group under this Section to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, or willful misconduct of any Person in the Lender Group. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender. Any amounts payable to Lender by reason of the application of this Section shall be due and payable within five (5) days after written demand therefor and shall bear interest at the Default Rate if not so paid until such amount and any applicable interest are paid. Borrower shall pay Lender upon demand all claims, judgments, damages, losses and expenses (including court costs and reasonable attorneys' fees)

incurred by Lender Group as a result of any legal or other action arising out of (i) through (xiii) above. Borrower's obligations under this Section shall survive the repayment of the Loan and expiration of this Agreement and the other Loan Documents.
5.3.7    No Dividends or Distributions. Except for Revenues available to Borrower under Section 2.6, Borrower shall not make or permit any dividends, distributions or payments of any kind to any member/partner of Borrower, any Guarantor, or any Affiliate thereof.
5.3.8    Commissions. Borrower shall indemnify Lender and hold Lender harmless from and against all loss, cost, liability or expense incurred as a result of any claim of a broker's or finder's fee against Lender by any person or entity in connection with any of the transactions herein contemplated arising by, through or under Borrower. Borrower's obligations under this Section shall survive the repayment of the Loan and expiration of this Agreement and the other Loan Documents.
5.3.9    Notice of Proceedings. Borrower shall promptly notify Lender of each action, suit or proceeding commenced as a result of injury, damage or liability occurring in, on or about the Property, other than actions for insured claims of under $100,000 which have been accepted by the insurance carrier without reservation of liability, and any other action, suit or proceeding against Borrower or any Guarantor which could have a Material Adverse Effect upon such party, and Borrower shall, upon Lender's request, at Borrower's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by Borrower and approved in writing by Lender.
5.3.10    Appraisals. Lender shall have the right to obtain a new or updated MAI appraisal of the Property from time to time. Borrower shall cooperate with Lender in this regard. If the appraisal is ordered or obtained (i) prior to the Closing Date, (ii) to comply with any Applicable Laws or regulatory requirement, (iii) under Section 5.1.3(c), (iv) after an Event of Default or (v) in connection with Borrower electing to extend the Maturity Date as herein provided, Borrower shall pay for any such appraisal upon Lender's request; otherwise, Lender shall pay for the appraisal.
5.3.11    Affiliate Transactions. Prior to entering into any agreement with an Affiliate pertaining to the Property, Borrower shall deliver to Lender a copy of such agreement, which shall be satisfactory to Lender in its sole discretion. If requested by Lender, such agreement shall provide Lender the right to terminate it upon Lender's (or its designee's) taking possession of the Property or acquisition of the Property through foreclosure, a deed in lieu of foreclosure, sale in accordance with the Code or otherwise.
5.3.12    Organizational Documents. Borrower shall not amend (in any material respects), replace or terminate its Organizational Documents without Lender's consent and Authorizing Entity shall not amend, replace or terminate its Organizational Documents if same would impact the management or Control of Borrower without Lender's consent. The foregoing notwithstanding, a change in control of an Authorizing Entity that is a publicly traded company and changes to its Organizational Documents will not be a violation of this Section 5.3.12.

Section 5.4    Estoppel Statement. After written request by Lender, Borrower shall, within fifteen (15) Business Days following receipt of such request, furnish Lender with a statement, duly acknowledged and certified, setting forth (i) unpaid principal amount of the Loan, (ii) the date installments of interest and/or principal were last paid, (iii) that the Loan Documents to which Borrower is a party are valid, legal and binding obligations of Borrower, subject to insolvency laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and have not been modified or, if modified, giving particulars of such modification, and (iv) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate. With respect to any Commercial Lease, Borrower shall request and use reasonable good faith efforts to obtain for Lender, upon request, estoppel certificates from any tenant on a customary form approved by Lender; provided that Borrower shall not be required to (A) deliver such certificates more frequently than once in any calendar year (unless an Event of Default hereunder or under any of the Loan Documents then exists, in which case Borrower shall endeavor to obtain as many such certificates as Lender shall request), or (B) obtain an estoppel certificate from any tenant whose applicable Lease does not require it to provide such a certificate, or (C) use efforts other than reasonable efforts to obtain such certificates from all tenants.
Section 5.5    Loss of Note or Other Loan Documents. Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Borrower from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Documents were lost or mutilated, Borrower agrees to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.
Section 5.6    Interest Rate Protection Agreement.
5.6.1    On or prior to the date of this Agreement, Borrower shall enter into, and Borrower shall thereafter maintain in full force and effect until the Loan is repaid in full, an "Interest Rate Protection Agreement", in a notional amount not less than the Loan Amount, from an issuer that satisfies the Rate Cap Rating Criteria and is acceptable to Lender ("Issuer"). The initial Interest Rate Protection Agreement shall be for a term expiring no earlier than October 5, 2021. The Interest Rate Protection Agreement shall provide that if LIBOR then in effect is at any time greater than three percent (3%) (the "Strike Price"), then the Issuer shall pay to Lender, on the dates when monthly payments of interest are required to be paid to Lender under Section 2.3, an amount equal to interest on said notional amount at the Excess Rate (as hereinafter defined).
5.6.2    Not later than forty-five (45) days prior to the expiration of any Interest Rate Protection Agreement, Borrower shall, at Borrower's cost and expense, replace the same with an Interest Rate Protection Agreement (i) covering a notional amount not less than the then outstanding principal balance of the Note, (ii) issued at a strike price identical to the initial Interest Rate Protection Agreement, (iii) issued by an issuer satisfying the Rate Cap Rating Criteria and otherwise reasonably satisfactory to Lender, (iv) for a term of at least one (1) year, and (v) otherwise in form and substance reasonably satisfactory to Lender. Borrower shall maintain in full force and effect an Interest Rate

Protection Agreement until full repayment of the Indebtedness. For the avoidance of doubt, an Interest Rate Protection Agreement satisfying the Rate Cap Rating Criteria shall be in place at all times during the term of the Loan. In the event that (1) an Interest Rate Protection Agreement is terminated for any reason or is otherwise unenforceable by Lender or (2) the Issuer executing the Interest Rate Protection Agreement is not a financial institution satisfying the Rate Cap Rating Criteria, Borrower shall immediately obtain from a financial institution that satisfies the Rate Cap Rating Criteria a replacement Interest Rate Protection Agreement in form and substance satisfactory to Lender in its reasonable discretion. Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Protection Agreement and Borrower shall not (i) without the prior written consent of Lender, modify, amend or supplement the terms of the Interest Rate Protection Agreement, (ii) without the prior written consent of Lender, except in accordance with the terms of the Interest Rate Protection Agreement, cause the termination of the Interest Rate Protection Agreement prior to its stated maturity date. All amounts paid by the Issuer under the Interest Rate Protection Agreement to Borrower or Lender shall be deposited immediately into the Blocked Account. Borrower shall take all actions reasonably requested by Lender to enforce Borrower's rights under the Interest Rate Protection Agreement in the event of a default by the Issuer thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.
5.6.3    The cost of the initial Interest Rate Protection Agreement shall be paid for on or prior to the date of this Agreement.
5.6.4    No Interest Rate Protection Agreement shall be secured by a lien on the Property or any other asset of Borrower.
5.6.5    Each Interest Rate Protection Agreement shall be collaterally assigned to Lender pursuant to a Collateral Assignment of Interest Rate Protection Agreement in form and substance satisfactory to Lender (the "Assignment of Rate Cap Agreement"), which Assignment of Rate Cap Agreement shall be consented to by Issuer and delivered to Lender, with respect to the initial Interest Rate Protection Agreement, prior to the date of this Agreement and with respect to any replacement Interest Rate Protection Agreement, prior to the expiration of the Interest Rate Protection Agreement then being replaced.
5.6.6    As used herein, "Excess Rate" shall mean an amount equal to LIBOR then in effect under Section 2.3.1(a) minus the Strike Price. As used herein, "Rate Cap Rating Criteria" means with respect to any Person, the long term unsecured debt obligations of the applicable Person are rated at least "A-" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and its equivalent rating by Moody's Investor Services, Inc., and any successor thereto. If, at any time prior to the Maturity Date, the Issuer no longer satisfies the Rate Cap Rating Criteria, Borrower shall, within thirty (30) days following written notice from Lender, obtain and deliver to Lender a replacement Interest Rate Protection Agreement from an Issuer that satisfies the Rate Cap Rating Criteria and is acceptable to Lender, and Borrower shall execute and deliver to Lender a replacement Assignment of Rate Cap Agreement in form and substance satisfactory to Lender in its reasonable discretion. If LIBOR is replaced with the Replacement Index, Borrower shall enter into any modifications to this Section that Lender reasonably deems required to effect said replacement and the intent of this Section.

5.6.7    In the event that Lender selects, in accordance with Section 9.37 of this Agreement, a Replacement Index, Borrower shall, at its sole cost and expense, thereafter promptly, but in any event within ten (10) Business Days of notification of the Replacement Index and spread, provide a replacement or modification to any then existing Interest Rate Protection Agreement to reflect the Replacement Index, any applicable corresponding adjustment to the Strike Price consistent with such Replacement Index as determined by Lender and any other terms of the existing Interest Rate Protection Agreement to reflect the Replacement Index and updated interest rate spread, all in as reasonably approved by Lender.
ARTICLE 6
CASUALTIES AND CONDEMNATION
Section 6.1    Lender's Election to Apply Loss Recoveries on Indebtedness.
(a)    Borrower shall promptly notify Lender in case of the actual or threatened commencement of any proceedings for the condemnation or taking of the Property, or any portion thereof, and shall promptly deliver to Lender any and all papers served in connection with such proceedings. Lender may participate in such proceedings and Borrower shall deliver to Lender all instruments requested by Lender to permit such participation.
(b)    In case of loss or damage by fire or other casualty, Borrower shall promptly give Lender and the insurance companies that have insured against such risks, notice of such loss or damage.
(c)    Lender is authorized to either:
(i)    if an Event of Default then exists, settle and adjust any claim under insurance policies which insure against such risks; or
(ii)    if no Event of Default then exists, participate in all negotiations regarding settlement and adjustment of claims under insurance policies and approve any settlement or allow Borrower to agree with the insurance company or companies on the amount to be paid in regard to such loss.
(d)    Lender is authorized to collect and receive any and all Loss Recoveries. Subject to the provisions of Subsection 6.1(e) below, Lender may elect to apply upon the Indebtedness all Loss Recoveries so collected (which, for the avoidance of doubt, said Indebtedness shall include any required Interest Shortfall). Any Loss Recoveries remaining after repayment of the Indebtedness shall be paid by Lender to Borrower.
(e)    Notwithstanding anything herein to the contrary, Lender agrees to make available the Loss Recoveries for restoration of the Improvements ("Restoration") if (i) no Event of Default exists, (ii) the entire amount of the Loss Recoveries is deposited with Lender, (iii) in Lender's reasonable judgment, the amount of the Loss Recoveries available for Restoration is sufficient to pay the full and complete costs of such Restoration, or if not sufficient, Borrower has deposited with Lender the Deficiency Amount, which together with the amount of the Loss Recoveries available for Restoration of the Improvements, in Lender's reasonable judgment, will be sufficient to pay the full and complete costs of such Restoration, (iv) the income from the Property will not, following Restoration, decrease more than five percent (5%) as a result of such casualty or condemnation, (v) the cost of Restoration will not exceed twenty percent (20%) of the Loan Amount, (vi) in Lender's sole determination after completion of Restoration the Loan Amount will not exceed seventy five percent (75%) of the fair market value of the Property, (vii) in Lender's reasonable determination, the Property can be restored to an architecturally and economically viable project in compliance with Applicable Laws, (viii) each Guarantor reaffirms in writing such Guarantor's obligations under the Loan Documents, (ix) the Improvements can be restored to the same size, character, condition and value that existed prior to the damage or destruction except for immaterial changes, as determined by Lender in Lender's reasonable judgment, and (x) in Lender's reasonable determination, such Restoration will be completed not later than (A) twelve months after the casualty or condemnation and (B) six (6) months prior to the Maturity Date.
(f)    Notwithstanding any other provision of this Section 6.1, in case of loss or damage by fire or other casualty, if no Event of Default shall then exist and in Lender's reasonable judgment the cost of the Restoration is less than one percent (1%) of the outstanding principal balance of the Note as of the date of loss or damage to the Property and/or Personal Property and the Restoration can be completed in less than one hundred twenty (120) days, then Lender shall, upon request by Borrower, permit Borrower to apply for and receive the Loss Recoveries directly from the insurer (and Lender shall advise the insurer to pay over such Loss Recoveries directly to Borrower), provided that Borrower shall apply such Loss Recoveries solely to the prompt and diligent commencement and completion of such Restoration.
Section 6.2    Borrower to Restore.
(a)    Borrower shall:
(i)    Proceed with diligence to make settlement with insurers or the appropriate Governmental Authorities and cause the Loss Recoveries, subject to Section 6.1(f), to be deposited with Lender;
(ii)    In the event the Loss Recoveries and the available proceeds of the Loan are insufficient to assure Lender that all contemplated repairs or construction will be completed, promptly deposit with Lender any amount (the "Deficiency Amount") necessary to assure that such contemplated repairs or construction will be completed; and
(iii)    Promptly proceed with the construction of the improvements, including the repair of all damage resulting from such casualty or condemnation and restoration of the Property to its former condition.
(b)    If any Loss Recoveries are used for the Restoration, then, subject to Section 6.1(f), such Loss Recoveries together with any Deficiency Amount shall be held by Lender and shall be paid out from time to time to Borrower as the Restoration progresses (less any cost to Lender of recovering and paying out such Loss Recoveries and/or Deficiency Amount, including reasonable attorneys' fees, costs and expenses and costs allocable to inspecting the Restoration and the plans and specifications therefor), subject to each of the following conditions:

(i)    the Restoration shall be conducted under the supervision of a certified and registered architect or engineer reasonably satisfactory to Lender. Before Borrower commences any Restoration, other than temporary work to protect property or prevent interference with business, Lender shall have approved the plans and specifications for the Restoration, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that such plans and specifications shall provide for Restoration so that, upon completion thereof, the Improvements shall be at least equal in value and general utility to the Improvements immediately prior to the damage or destruction;
(ii)    each request for payment shall be made on not less than seven (7) Business Days prior notice to Lender and shall be accompanied by a certificate of the architect or engineer in (i) above stating: (A) that all of the Restoration completed has been done in compliance with the approved plans and specifications, in all material respects, if required under (i) above; (B) that the sum requested is justly required to reimburse Borrower for payments by Borrower, or is justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons or entities rendering services or materials for the Restoration (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Restoration done to the date of such certificate; (C) if the sum requested is to cover payment relating to repair and restoration of Personal Property required or relating to the Property, that title to the items of Personal Property covered by the request for payment is vested in Borrower; and (D) that the amount of such Loss Recoveries together with any Deficiency Amount remaining in the hands of Lender will be sufficient on completion of the Restoration to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion). Additionally, each request for payment shall contain a statement signed by Borrower approving both the Restoration done to date and the Restoration covered by the request for payment in question;
(iii)    each request for payment shall be accompanied by waivers of lien (conditioned only on receipt of payment) satisfactory to Lender covering that part of the Restoration for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title insurance company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the Improvements any mechanics' or other lien relating to any part of the Restoration not discharged of record. Additionally, as to any Personal Property covered by the request for payment, Lender shall be provided with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the Personal Property;
(iv)    Lender shall have the right to inspect the Restoration at all reasonable times and may condition any disbursement of Loss Recoveries upon the satisfactory completion, as determined in Lender's sole discretion, of any portion of the Restoration for which payment or reimbursement is being requested. Neither the approval by Lender of the plans and specifications for the Restoration nor the inspection by Lender of the Restoration shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Restoration, with any applicable law, regulation, ordinance, covenant or agreement;
(v)    Loss Recoveries shall not be disbursed more frequently than every thirty (30) days; and
(vi)    any request for payment made after the Restoration has been completed shall be accompanied by a copy or copies of any certificate or certificates required by Applicable Law to render occupancy and full operation of the Improvements legal.
(c)    Upon any failure on the part of Borrower to promptly commence the Restoration or to proceed diligently and continuously to completion of the Restoration or upon the occurrence of any Event of Default, Lender, at its sole option, shall be entitled to apply at any time all or any portion of the Loss Recoveries it then or thereafter holds to the repayment of the Indebtedness or to the curing of any Event of Default.
(d)    Upon completion of the Restoration and payment in full therefor any unexpended Loss Recoveries, at the sole option of Lender, shall either be paid over to Borrower or shall be applied to the reduction of the Indebtedness without any prepayment fee that would otherwise be applicable to a prepayment of the Loan at that time.
ARTICLE 7
DEFAULT
Section 7.1    Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:
(a)    Borrower fails to pay within three (3) days of the date due any installment of principal or interest due Lender hereunder or under the Note, or fails to pay on the Maturity Date all of the principal, interest and all other Indebtedness due Lender hereunder or under the Note, or fails to make any deposit or payment required by Sections 2.5.1, 2.6, 5.1.2(b) or (c), 5.1.4(c) or (d) or 5.2.5, or fails to pay within five (5) days of when due any other amount due Lender hereunder or under any other Loan Document or Borrower breaches or defaults under any of the terms or provisions of Sections 5.1.2(a) (unless Borrower is contesting in accordance with the terms of 5.1.2(b)), 5.1.3, 5.1.4(a), 5.1.6, 5.1.7, 5.1.9, 5.1.14, 5.3.7, 5.3.12 or 5.6 of this Agreement; or
(b)    Borrower breaches, defaults under or fails to keep or perform any agreement, undertaking, obligation, covenant, condition, term or provision of this Agreement other than those otherwise described in this Section 7.1, and such breach, default or failure continues for a period of thirty (30) days after written notice from Lender; provided that the cure period provided in this subsection (b) shall be extended for such period of time as may be reasonably required to effect a cure, but in no event more than ninety (90) days from the date of notice if the breach, default or failure is of a nature that it cannot be cured by the payment of money or cured within the cure period solely for reasons outside of Borrower's control, provided that Borrower has promptly commenced all appropriate actions to cure the default within such cure period and those actions are thereafter diligently and continuously pursued by Borrower in good faith; or
(c)    any representation, warranty or certification, made or given pursuant to any Loan Document by or on behalf of Borrower or any Guarantor or otherwise made by or on behalf of Borrower or any Guarantor to induce Lender to enter into this Agreement or make the Loan or in connection with or as contemplated by this Agreement, proves to be untrue in any material respect at any time when such representation, warranty or certification is made or deemed reaffirmed hereunder; provided that if the circumstances causing such misrepresentation or warranty are capable of cure and Borrower is curing such circumstance, such representation and warranty continues to be untrue thirty (30) days after written notice from Lender to Borrower; or
(d)    Borrower shall fail to comply with any requirement of Applicable Law or of any Governmental Authority having jurisdiction within ninety (90) days after Borrower has notice of such requirement or shorter period as required by Applicable Laws, except for failures which do not have a Material Adverse Effect; or
(e)    except as otherwise expressly authorized in this Agreement, Borrower enters into any secondary or additional financing agreements or arrangements of any kind whatsoever without the prior written consent of Lender; or
(f)    there is an attachment, execution or other judicial seizure of any material portion of Borrower's assets or the assets of any Guarantor and such seizure is not discharged within thirty (30) days; or
(g)    any order or decree is entered by any court of competent jurisdiction enjoining or prohibiting Lender, Borrower or any Guarantor from substantially performing any of such party's obligations under this Agreement, and such order or decree is not stayed or vacated, or the proceedings out of which such order or decree arose are not dismissed, within thirty (30) days after the granting of such decree or order; or
(h)    Borrower, any Authorizing Entity or any Guarantor commences or acquiesces to an Insolvency Proceeding; or
(i)    all or a substantial part of the assets of Borrower, or any Authorizing Entity or any Guarantor are attached, seized, subject to a writ or distress warrant or are levied upon unless the same is released within sixty (60) days; or
(j)    the commencement of any involuntary petition in bankruptcy against Borrower, any Authorizing Entity or any Guarantor or the institution against Borrower, any Authorizing Entity or any Guarantor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of Borrower, any Authorizing Entity or any Guarantor which shall remain undismissed or undischarged for a period of sixty (60) days; or

(k)    the dissolution, termination or merger of Borrower, any Authorizing Entity; or
(l)    one or more final, unappealable judgments are entered (i) against Borrower in amounts aggregating in excess of $100,000 or (ii) against any Guarantor in amounts aggregating in excess of $250,000, and said judgments are not stayed, bonded over or satisfied within thirty (30) days after entry; or
(m)    if Borrower or any Guarantor shall fail to pay any debt owed by it or is in default under any agreement with Lender or any other party (other than a failure or default for which Borrower's maximum liability does not exceed $100,000 and Guarantor's maximum liability does not exceed $250,000) and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto unless Lender determines in its reasonable judgment, based on information provided by Borrower, that Borrower or Guarantor, as the case may be, is in good faith diligently contesting said debt or default; or
(n)    the occurrence of any "Event of Default" under and as defined in any other Loan Document or of any default or failure to keep or perform any agreement, undertaking, obligation, covenant, condition, term or provision of under any other Loan Document which default or failure remains uncured beyond any applicable notice or grace period contained therein; or
(o)    if any of the factual assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, is or shall become untrue in any material respect; or
(p)    if there is a breach of any of the Financial Covenants.
Section 7.2    Remedies.
7.2.1    Rights of Lender. After any Event of Default, Lender shall have the right, in addition to all the remedies conferred upon Lender by law or equity or the terms of any of the Loan Documents, to do any or all of the following, concurrently or successively, without notice to Borrower:
(a)    declare the Indebtedness to be, and the Indebtedness shall thereupon become, immediately due and payable (and Borrower hereby agrees to pay all such Indebtedness) without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding;
(b)    terminate the Lender's obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligations of the Lender to extend credit hereunder shall terminate;
(c)    enter upon, take possession of, and use the Property and all parts thereof, and all material, equipment and supplies therein, to the extent of Borrower's interest therein, complete any Construction Project or Construction Work and do anything which in its sole judgment is necessary or desirable to fulfill, pay, settle or compromise the obligation of Borrower hereunder and continue to operate the Property. Without limiting any of the other provisions of this Agreement, after an Event of Default, Lender and its designees, representatives, agents, licensees and contractors shall be entitled to such entry, possession and use without the consent of any party and without any legal process or other condition precedent whatsoever. Borrower acknowledges that any denial of such entry, possession and use by Lender will cause irreparable injury and damages to Lender and Lender shall be entitled to injunctive relief to obtain such entry;
(d)    use and apply any monies or letters of credit deposited by Borrower with Lender or in the Blocked Account to cure any such default or to apply on account of any Indebtedness; and
(e)    exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law.
7.2.2    Attorney in Fact. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney‑in‑fact with full power of substitution in the Property to, at any time after an Event of Default: complete any Construction Project, use unadvanced funds remaining under the Note or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note; make changes in the applicable Construction Documents which shall be necessary or desirable to complete each such Construction Project; terminate, retain or employ general contractors, subcontractors, architects, engineers and inspectors as Lender determines shall be required for said purposes; pay, settle or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Property; execute all applications and certificates in the name of Borrower to prosecute and defend all actions or proceedings in connection with any Construction Project; take action and require such performance as it deems necessary under any of the bonds to be furnished and to make settlements and compromises with the surety or sureties thereunder, and in connection therewith, to execute instruments of release and satisfaction; and to do any and every act which Borrower might do on its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.
7.2.3    Payments by Lender. All sums whatsoever paid or incurred by Lender hereunder of any kind whatsoever, shall bear interest from the date of payment or incurrence at the Default Rate and such amounts, including interest, shall be deemed and shall constitute advances of Loan proceeds under this Agreement.
7.2.4    Automatic Acceleration. Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 7.1(h) and 7.1(j) with respect to Borrower, all Indebtedness shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrower.
7.2.5    Failure to Clear Liens. If Borrower shall fail promptly to discharge any mechanics' claim filed or otherwise asserted or to contest any such claim and to cause the Title Company to insure against such claim in the manner required by this Agreement, or, having commenced to contest the same, if Borrower shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such security or indemnity so required by the Title Company for its full amount, or, upon adverse conclusion of any such contest, if Borrower shall fail to cause any judgment or decree to be satisfied and lien to be released, then, and in any such event, upon giving notice to Borrower, Lender may, but shall not be required to, (i) procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim, and (ii) effect any settlement or compromise of the same or furnish the security or indemnity required by the Title Company. Any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be paid by Borrower immediately upon Lender's demand.
7.2.6    Continuance of an Event of Default. If Borrower cures an Event of Default and Lender accepts in writing such cure, then such Event of Default shall no longer be deemed an "Event of Default" hereunder or under any other Loan Document and any remedies, actions or covenants under this Agreement or any of the other Loan Documents qualified by terms such as "upon an Event of Default", "because of the occurrence of an Event of Default", "after an Event of Default" and other similar terms shall no longer be applicable as a result of such Event of Default.
ARTICLE 8
SECURITY AGREEMENT
Section 8.1    Grant of Security Agreement. To secure payment of the Indebtedness and performance of the other Obligations, Borrower hereby grants a security interest in, assigns, transfers, conveys and sets over unto Lender, its successors and assigns, all of Borrower's right, title and interest in, arising out of, or in relation to (a) all of Borrower's interest in and to all operating accounts, including, without limitation, the Blocked Account and any other bank accounts of Borrower, (b) all funds of Borrower on deposit from time to time with Lender or any agent of Lender or on deposit in any depository account of Borrower, including, without limitation, the Blocked Account or any other bank accounts of Borrower, (c) all Personal Property, (d) each Interest Rate Protection Agreement and other interest rate hedging contracts and agreements obtained by Borrower (or by Lender in the name of Borrower), together with (i) any and all payments, disbursements, distributions or proceeds (collectively, "Cap Payments") payable from time to time pursuant to any Interest Rate Protection Agreement or other rate hedging contract by the interest rate cap provider or other counterparty to said agreement or any guarantor of the obligations of any such interest rate cap provider or other counterparty, (ii) all rights of Borrower under any Interest Rate Protection Agreement and other interest rate hedging contracts or agreements and all rights of Borrower to all Cap Payments, including contract rights and general intangibles, now existing or hereafter arising, and (iii) all cash and non-cash proceeds of any of the foregoing, and (e) all replacements, substitutions and additions to such property described in this paragraph and all proceeds thereof.

Section 8.2    Nature of Interest. Borrower hereby represents, warrants, covenants and agrees as follows:
(a)    Borrower (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Personal Property and has rights in and the power to transfer the Personal Property, free and clear of all liens, charges or encumbrances other than liens and encumbrances in favor of Lender and liens and encumbrances, if any, expressly permitted by the Loan Documents.
(b)    The Collateral is to be used by Borrower solely for business purposes.
(c)    The only persons having any interest in the Personal Property are Borrower, Lender and holders of interests, if any, expressly permitted hereby.
(d)    No Financing Statement, other than Financing Statements showing Lender as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby, covering any of the Personal Property or any proceeds thereof is on file in any public office.
(e)    The legal name of Borrower is Santal, L.L.C.
(f)    The state of organization of Borrower is Delaware.
(g)    The organizational identification number of Borrower is 7602967.
Section 8.3    Financing Statements.
(a)    Borrower, at its own cost and expense, upon Lender's demand, will furnish to Lender such further information and will execute and deliver to Lender such Financing Statements and other documents in form satisfactory to Lender and will do all such acts as Lender may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a first priority perfected security interest in the Personal Property as security for the Indebtedness in favor of Lender.
(b)    Borrower will pay the cost of filing or recording such Financing Statements or other documents, in all public offices wherever filing or recording is deemed by Lender to be desirable. Borrower hereby irrevocably authorizes Lender at any time, and from time to time, to file in any appropriate jurisdiction any initial Financing Statements and amendments thereto that (i) indicate that Lender holds a valid security interest in all assets of Borrower (or words of similar effect), regardless of whether any particular asset comprised in the Personal Property falls within the scope of Article 9 of the Code, or as being of an equal or lesser scope or within greater detail, and (ii) contain any other information required by the Code, and in the case of a Financing Statement filed as a fixture filing or indicating Collateral as extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower further ratifies and affirms its authorization for any Financing Statements and/or amendments thereto, executed and/or filed by Lender in any jurisdiction prior to the date of this Agreement.

Section 8.4    Remedies. Upon an Event of Default hereunder, Lender shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Personal Property, or any part thereof, and for that purpose, so far as Borrower can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Personal Property or any part thereof may be situated and remove the same in compliance with the applicable requirements of the Code; and Lender shall be entitled to hold, maintain, preserve and prepare the Personal Property for sale, until disposed of, or may propose to retain the Personal Property subject to Borrower's right of redemption, if any, as provided in the Code. Lender may render the Personal Property unusable without removal and may dispose of the Personal Property on the Property. Lender may require Borrower to assemble the Personal Property and make it available to Lender for its possession at a place to be designated by Lender which is reasonably convenient to both parties. Lender will give Borrower at least ten (10) days' notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to Borrower's Address at least ten (10) days before the time of the sale or disposition. Lender may buy at any public sale. Lender may buy at private sale if the Personal Property is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Land, the Improvements and any other Collateral. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale and selling the Personal Property, and the reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith, shall be applied against the Indebtedness in such order or manner as Lender shall select. Lender will account to Borrower for any surplus realized on such disposition after the Indebtedness has been fully and finally satisfied in accordance with the applicable requirements of the Code.
Section 8.5    General Provisions.
(a)    The terms and provisions contained in this Article 8, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.
(b)    To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between Borrower or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of the Leases, together with all of the right, title and interest of Borrower as lessor thereunder.
(c)    Borrower represents and warrants that Borrower does not own any pending or issued copyright registrations as of the Closing Date. If Borrower files any copyright applications after the Closing Date, Borrower shall advise Lender, and Borrower shall execute, at Borrower's cost and expense, any and all documents necessary to record and perfect Lender's security interest in and to said Intellectual Property.
(d)    Borrower agrees that:

(i)    Where Collateral is in possession of a third party, Borrower will join with Lender in notifying the third party of Lender's interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender;
(ii)    Borrower will cooperate with Lender in obtaining control with respect to Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and
(iii)    Until the Indebtedness is paid in full, Borrower will not suffer, cause or permit any change in Borrower's Legal Status without Lender's prior written consent.
ARTICLE 9
GENERAL PROVISIONS
Section 9.1    Costs and Expenses. Borrower unconditionally agrees to pay all Charges within five (5) Business Days of written demand therefor and if not paid within said five (5) day period shall bear interest at the Default Rate from the date incurred until the date repaid. All Charges and any interest accrued thereon shall constitute additional Indebtedness. In addition to, and without limiting the generality of, the foregoing, if at any time prior to repayment of the Indebtedness in full, Lender employs counsel, consultants or appraisers for advice or other representation, whether or not any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted, with respect to any of the Loan Documents, or to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral in connection with the enforcement of the Loan Documents, or otherwise, or to attempt to enforce any security interest or lien in any of the Collateral, or to enforce any rights of Lender or any of Borrower's obligations hereunder or those of any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents heretofore or hereafter delivered to Lender by or for the benefit of Borrower, then, in any such event, all of the reasonable fees and expenses incurred by Lender arising from such services, and all expenses, costs and charges relating thereto, shall be deemed to be "Charges", payable within five (5) Business Days of written demand and if not paid within said five (5) Business Day period shall bear interest at the Default Rate from the date incurred until the date repaid. Any Charges due and payable by Borrower hereunder which are not paid by Borrower within five (5) Business Days after written demand may be paid from any Revenues or other amounts then in the possession of Lender or Servicer, with notice thereof to Borrower.
Section 9.2    Administrative Fees. Borrower shall pay to Lender a loan administration fee of $12,000 per annum, which shall be payable annually in advance. In addition, Borrower acknowledges and confirms that Lender may impose certain administrative processing and/or commitment fees in connection with any Event (which may be increased or decreased from time to time). Borrower hereby acknowledges and agrees, as provided in Section 9.1, to pay such Charges, within five (5) Business Days of written demand.
Section 9.3    Effect of Inspections and Investigations. The authority herein conferred upon Lender, and any action taken by Lender, to inspect the Property, will be exercised and taken by Lender for its own protection only and shall not be relied upon by Borrower for any purpose whatsoever and any action taken by Lender or Lender's environmental consultant to review any environmental reports or to assess any environmental matters in connection with the Property will be exercised and taken by Lender and by Lender's environmental consultant for their own protection only and shall not be relied upon by Borrower for any purpose whatsoever; and neither Lender nor Lender's environmental consultant shall be deemed to have assumed any responsibility to Borrower with respect to any such action herein authorized or taken by Lender, or Lender's environmental consultant or with respect to the Property, or prevention of mechanics' liens from being claimed or asserted against the Property or review and assessment of environmental matters. Any review, investigation or inspection conducted by Lender, any environmental, architectural or engineering consultants retained by Lender or any agent or representative of Lender in order to verify Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall neither affect nor constitute a waiver by Lender of (i) any representations and warranties under this Agreement or Lender's reliance thereon or (ii) Lender's reliance upon any certifications of Borrower required under this Agreement or any other facts, information or reports furnished Lender hereunder.
Section 9.4    Acquiescence not to Constitute Waiver of Lender's Requirements. Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender, provided, however, that, to the extent that Lender may have acquiesced in any noncompliance with any conditions precedent to the making of the Loan, such acquiescence shall not be deemed to constitute a waiver by Lender of any such conditions precedent with respect to any future disbursements of Loan proceeds.
Section 9.5    Advances by Lender. Lender shall have the right, but not the obligation, to do any and all acts which Lender may determine reasonably necessary to assure the protection of the Collateral and the lien or charge of the Loan Documents, including, but not limited to, during the continuance of an Event of Default and in addition to the rights under Article 7 hereof and any remedies set forth in the other Loan Documents, the settlement, compromise or contest of any lien or claim of lien, the taking of possession of the Property and completion of all the work contemplated hereby and the commencement of, appearance in, or defense of any action or proceeding purporting to affect the rights, obligations or duties of the parties hereto. Any expense paid or incurred, or any advance made by Lender in such connection, shall be paid by Borrower to Lender within five (5) Business Days of written demand. Such amounts as are advanced or expended by Lender hereunder and any other amounts advanced by Lender pursuant to this Agreement or any other Loan Documents shall be secured by the Mortgage and the lien effected by any of the other Loan Documents and shall bear interest from the date of advance or expenditure at the Default Rate.
Section 9.6    Increased Costs. Borrower agrees to pay Lender additional amounts to compensate Lender for the reduction of any amounts received or receivable from Borrower as a result of any change after the date hereof in any Applicable Laws or by any domestic or foreign court, changing the basis of taxation of payments under this Agreement to Lender excluding taxes imposed on or measured by the net income or receipts of Lender or any franchise tax imposed on Lender. Any amount payable by Borrower under this Section 9.6 shall be paid within five (5) Business Days of receipt by Borrower of a notice by Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period.
Section 9.7    Tax Liability. If by reason of a change in any Applicable Laws occurring after the date hereof, (a) Borrower is required to make any deduction or withholding in respect of any taxes, duties or other charges from any payment due under the Loan Documents, (b) Lender is charged with responsibility for the payment of all or any part of the Impositions or (c) the method of collecting Impositions is changed so as to affect Lender's rights under this Agreement or any other Loan Document, or the liens and security interests granted under the Loan Documents, then upon Lender's demand Borrower shall pay to Lender the amount determined by Lender as necessary to fully compensate Lender for all losses that Lender may suffer as a result of such change; provided that if Lender determines that it may be unlawful to charge Borrower for such losses then Lender shall have the right to declare all Indebtedness to be fully due and payable not earlier than ninety (90) days from the date of such declaration.
Section 9.8    Document and Recording Tax Indemnification. Borrower agrees to indemnify, defend and hold harmless Lender from and against and be responsible for any claim that any documentary stamp or mortgage tax is due and payable in connection with the Loan or the execution, delivery or recording of the Loan Documents and to pay such taxes and expenses incurred by Lender in connection therewith. Borrower may contest any determination that any such taxes are due, but shall pay any such taxes (including penalties and interest) when legally required. The indemnity obligations contained in this Section shall survive repayment of the Loan.
Section 9.9    Secondary Market.
9.9.1    Secondary Market Transactions.
(a)    Lender shall have the right (i) to make a Loan Transfer, (ii) to grant any Participation, (iii) subject to Section 9.9.1(b)(iv), to bifurcate or restructure the Loan into two or more components and/or additional separate notes and/or creating additional senior/subordinate loan and/or note structure(s) (i.e., an A/B or A/B/C structure) (which may include component notes and/or senior and junior notes) and/or issue one or more participations therein, which restructuring may include reallocation of principal amounts of the Loan, notes and/or the components, the elimination of the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments) or the restructuring of a portion of the Loan into one or more mezzanine loans to the direct and/or indirect owners of the equity interests in Borrower, secured by a pledge of such interests (and establish different interest rates and to reallocate the amortization and principal balances of the Loan between each such mortgage and mezzanine loan component, and to require the payment of the Loan and such mezzanine loan in such order of priority as may be designated by Lender, and bear such interest rates and principal balances, and include an allocation of monthly debt service payments as Lender may determine), (any of the foregoing, a "Loan Bifurcation") or (iv) to securitize the Loan (or any portion thereof or interest therein) in a commercial mortgage backed securitization or any other public offering or private placement ("Securitization"). Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "Securities". The transactions referred to in clauses (i), (ii), (iii) and (iv) above shall hereinafter be referred to collectively as "Secondary Market Transactions".
(b)    If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies to be included in any Disclosure Document or otherwise in connection with any Secondary Market Transactions, including, without limitation, to:
(i)    provide (A) updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, and Property Manager, (B) updated budgets relating to the Property and (C) updated appraisals, market studies, environmental reviews, property condition reports and other due diligence investigations of the Property (the "Updated Information"), together, if customary, with appropriate verification of the Updated Information through "comfort" letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;
(ii)    provide new and/or updated reasonably requested opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to substantive non-consolidation, fraudulent conveyance, matters of Delaware or Texas (as applicable) and federal bankruptcy law relating to limited liability companies, true sale and any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Borrower, Guarantor, Property Manager and Affiliates of Borrower, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies;
(iii)    provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such reasonable and customary additional representations and warranties as the Rating Agencies may reasonably require;
(iv)    execute such amendments to the Loan Documents and Borrower's organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect any Secondary Market Transaction, including, without limitation, (A) to provide for or modify non-economic "springing member" and/or "independent director" provisions, in each case, in accordance with the applicable requirements of the Rating Agencies and (B) to modify all operative dates (including but not limited to payment dates, interest period start dates and end dates, etc.) under the Loan Documents, by up to ten (10) days; provided, however, that Borrower shall not be required to so modify or amend any Loan Document if such modification or amendment would require prepaid interest or would change the interest rate, the stated maturity (except as provided in subclause (B) above) or the amortization of principal set forth herein, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note; provided, further that in no event shall Borrower be obligated to pay to Lender interest at a cumulative interest rate higher than the Interest Rate or, if applicable, the Default Rate required to be paid on the principal balance of the Loan as provided in Section 2.3.1(a) above; and
(v)    in connection with the creation of any mezzanine loan as described above, cause the formation of one or more Special Purpose Entities as required by Lender in order to serve as the borrower under any such mezzanine loan (and the applicable organizational documents of Borrower and such new entity shall be reasonably acceptable to Lender in form and content), and Borrower shall deliver to Lender a "UCC-9" insurance policy and a mezzanine endorsement to the owner's policy of title insurance held by Borrower, and such opinions of legal counsel as Lender may reasonably require.
(c)    Upon request, Borrower shall furnish Lender from time to time such financial data and financial statements as Lender reasonably determines to be necessary, advisable or appropriate for complying with any applicable legal requirements (including those applicable to Lender or any servicer (including, without limitation and to the extent applicable, Regulation AB)) within the timeframes reasonably necessary, advisable or appropriate in order to comply with such legal requirements.
(d)    In connection with any Secondary Market Transaction, Lender shall have the right, and Borrower hereby authorizes Lender, to disclose any and all information in Lender's possession regarding Borrower, Guarantor, any Property Manager, the Property and/or the Loan in any offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering or disclosure document, in any promotional or marketing materials that are prepared by or on behalf of Lender in connection with such Secondary Market Transaction or in connection with any oral or written presentation made by or on behalf of Lender, including without limitation, to any actual or potential investors and any Rating Agencies.
(e)    Borrower shall, within ten (10) Business Days after request by Lender or, if all or part of the Loan is being or has been included in a Securitization, by the Rating Agencies, furnish or cause to be furnished to Lender and, if applicable, the Rating Agencies, in such manner and in such detail as may be reasonably requested by Lender or the Rating Agencies, such reasonable additional information as may be reasonably requested with respect to the Property.
(f)    Lender shall pay all of Lender's costs and expenses that arise in connection with the consummation of any Secondary Market Transaction; and Lender shall pay (or reimburse Borrower for) Borrower's reasonable, actual attorneys' fees incurred in connection therewith in an amount not to exceed $10,000.

9.9.2    Indemnification.
(a)    In connection with filings under Exchange Act and/or the Securities Act or Disclosure Documents, Borrower shall (i) indemnify Lender, the Lender Group and the Underwriter Group for losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (i) or (ii) above only to the extent that the Liabilities arise out of material misstatements or omissions of material fact in the written information relating to Borrower, Guarantor and the Property furnished to Lender, the Lender Group or the Underwriter Group by or on behalf of Borrower expressly for use in a Disclosure Document. Notwithstanding anything to the contrary contained herein, Borrower shall have no liability pursuant to the terms of the foregoing clauses (i) or (ii) for (A) any Liabilities resulting from the gross negligence, willful misconduct, illegal acts or fraud of Lender, the Lender Group or their respective agents, (B) in excess of the then outstanding principal amount of the Loan, or (C) failure by Lender, the Lender Group or any third party or their respective agents to comply with the Securities Act, the Exchange Act or any other federal, state or other securities or "blue sky laws" or any regulations thereunder.
(b)    Promptly after receipt by an indemnified party under this Section 9.9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be causes of action or legal defenses available to it that are different from or additional to those available to another indemnified party.
(c)    The liabilities and obligations of both Borrower and Lender under this Section 9.9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Indebtedness. Failure by Borrower and/or any Guarantor to comply with the provisions of Section 9.9.1 and/or Section 9.9.2 within the timeframes specified therein and/or as otherwise required by Lender shall, at Lender's option, constitute a breach of the terms thereof and/or an Event of Default. Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to take any actions required of Borrower under Sections 9.9.1 and/or 9.9.2 in the event Borrower fails to do the same, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.
9.9.3    Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in "eligible accounts" at "eligible institutions" and, to the extent applicable, invested in "permitted investments" as then defined and required by the Rating Agencies.
9.9.4    Servicer. At the option of Lender, the Loan may be serviced by a servicer/special servicer/trustee selected by Lender (collectively, the "Servicer") and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between Lender and such Servicer (the "Servicing Agreement"). Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement and Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement. Other than as set forth in the preceding sentence, Borrower shall pay all of the fees and expenses of the Servicer (which fees and expenses, prior to an Event of Default, must be reasonable) and any reasonable third-party fees and expenses in connection with the Loan, including any prepayments, releases of the Property, approvals under the Loan Documents requested by Borrower, other requests under the Loan, assumption of Borrower's obligations or modification of the Loan, as well as any fees and expenses in connection with the special servicing or work-out of the Loan or enforcement of the Loan Documents, including, special servicing fees, operating or trust advisor fees (if the Loan is a specially serviced loan or in connection with a workout), work-out fees, liquidation fees, attorneys' fees and expenses and other fees and expenses in connection with the modification or restructuring of the Loan. All amounts payable to Lender or Servicer in exercising its rights under this Section 9.9.4 (including, but not limited to, disbursements, advances and reasonable legal expenses incurred in connection therewith), shall be payable within five (5) Business Days demand, secured by this Agreement and interest thereon shall accrue at the Default Rate from the date incurred.
9.9.5    Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

9.9.6    Conversion to Registered Form. At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the "Registrar") reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.
Section 9.10    Cooperation with SEC Financial Information Requirements. Borrower acknowledges that Lender or one of its Affiliates (either Lender or said Affiliate, the "Registered Company") has sold or may sell securities in transactions registered with the SEC or is or may be required to file certain filings with the SEC (the "SEC Filings") that may relate to, among other matters, the Loan, Borrower and/or the Property. If requested by Lender for the purpose of satisfying SEC regulations, all financial statements provided by Borrower shall be prepared in accordance with GAAP. Borrower covenants and agrees that upon two (2) Business Days' notice, Borrower shall provide Lender and the Registered Company and their representatives access to the books and records of Borrower and the Property (including, to the extent reasonably available and requested, related to the Property with respect to periods prior to Borrower's ownership of the Property) so that Lender and Registered Company and their representatives may prepare the SEC Filings, including the financial information required therein, and conduct any required audit or review of such financial information. In addition, to the extent additional financial data or financial statements or related information (including audits and independent accountant consents) are required to be included in the SEC Filings of Lender or one of its Affiliates, Borrower shall furnish such financial statements, data or information to Lender within ten (10) days after notice from Lender in connection with the preparation of the SEC Filing. Borrower further agrees to cooperate with the reasonable requests of Lender in connection with the foregoing.
Section 9.11    Disclosure of Information. Lender shall have the right to make available to any party for the purpose of any Secondary Market Transaction, SEC Filings or any other financing created or obtained in connection with the Loan (including any prospective purchaser, any Rating Agency, any Governmental Authority and any prospective bidder at any foreclosure sale of the Property) any and all information that Lender may have with respect to the Property, Borrower and Guarantor, whether provided by Borrower, any Guarantor or any third party or obtained as a result of any environmental assessments. Borrower and Guarantor agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and each Guarantor, on behalf of itself and its successors and assigns, hereby releases and discharges Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party. Borrower and each Guarantor irrevocably waives any and all rights it may have under Applicable Laws to prohibit disclosure, including but not limited to any right of privacy. Further, Borrower and each Guarantor acknowledge that such information may be transmitted via the internet or by email.

Section 9.12    Notices. All Notices shall be in writing and shall be (a) delivered in person, in which event the Notice shall be deemed received when delivery is actually made, (b) telecopied, in which event the Notice shall be deemed received on the date of transmission if transmission is confirmed before 4:00 p.m. Eastern time on a Business Day or if transmission is confirmed after 4:00 p.m. Eastern time, then on the next Business Day provided that the sender obtains electronic confirmation of receipt and that a copy of such Notice is also delivered pursuant to clause (a) or (c); or (c) sent by overnight courier for next business day delivery, in which event the Notice shall be deemed received on the first Business Day after delivery to, and acceptance for delivery by, the courier. All such Notices shall be addressed to the party for whom the Notice is intended, with a copy to its attorney, at their respective Addresses indicated in Section 1.1 of this Agreement and if sent by facsimile such Notices shall be sent to the facsimile number set forth in Section 1.1. Either party may change its Address or facsimile number by giving written notice to the other in accordance with the foregoing notice provision.
Section 9.13    No Waiver. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law. No notice to or demand on Borrower or any Guarantor in any case shall, in itself, entitle Borrower or such Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.
Section 9.14    Inurement. This Agreement and the Loan Documents shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns, provided that no assignment by Borrower shall be effective, except as provided herein.
Section 9.15    Form of Documents. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance reasonably satisfactory to Lender.
Section 9.16    Time is of the Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.
Section 9.17    Entire Agreement. This Agreement, the other Loan Documents and the Commitment constitute the entire agreement between the parties hereto and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. In the event of any conflict between the terms and conditions of this Agreement and those of the other Loan Documents, Commitment or Term Sheet, the terms and conditions of this Agreement shall control. This Agreement supersedes any other agreement, oral or written, made by Lender with or for the benefit of Borrower. Borrower hereto acknowledges that, except as may be expressly stated in this Agreement, no statements, representations, promises or inducements, whether express, implied or otherwise, of any kind, nature or description whatsoever have been made to Borrower as an inducement to entering into this Agreement or otherwise, by Lender or any representative of Lender, and that Borrower has not relied on any statements, representations, promises or inducements other than as expressly stated in this Agreement.
Section 9.18    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.
Section 9.19    Captions. The captions and headings of various Articles and Sections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.
Section 9.20    Modification, Waiver. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.
Section 9.21    Counterparts. This Agreement may be signed in multiple counterparts, each of which constitute an original and, taken together, shall constitute a single agreement.
Section 9.22    Detached Signatures. Borrower certifies that Borrower's Counsel has been delegated the power to authorize Lender, or Lender's Counsel, to attach signature pages of Borrower, Guarantors and if applicable any Affiliate of Borrower, to the final, compiled versions of each of the Loan Documents. Borrower further agrees that should any dispute arise as to which version of the Loan Documents is the "final" version, the computer files maintained by Lender's Counsel, including without limitation any records of email communications, shall be conclusive except in the case of manifest error.
Section 9.23    Partial Invalidity; Severability. If any of the provisions of this Agreement or the other Loan Documents, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the other Loan Documents, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and to this end, the provisions of this Agreement and all the other Loan Documents are declared to be severable. All covenants and agreements of Borrower and Guarantors shall be joint and several.
Section 9.24    Definitions Include Amendments. Definitions contained in this Agreement, its Exhibits, Schedule and Rider (if any) which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.
Section 9.25    Waiver of Damages. In no event shall Lender be liable to Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower waives all claims for punitive, exemplary or consequential damages.
Section 9.26    Claims Against Lender. Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter.
Section 9.27    Set‑Offs. After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower's accounts and deposits with Lender or its Affiliates, and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document.
Section 9.28    Relationship. The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to Borrower or any other party.
Section 9.29    Agents.
(a)    In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender.
(b)    At all times when there is a Lender other than (including in addition to) ACRC Lender LLC under this Agreement, the Lenders shall be deemed to appoint and authorize the Administrative Agent to act for all purposes as their agent hereunder and under the other Loan Documents. The provisions of this Section 9.29 shall not apply to any time when the Administrative Agent is the sole Lender.
(c)    At all times when there is more than one Lender, (1) Borrower (A) is entitled to rely on the Administrative Agent for any waiver, amendment, approval or consent given by "Lender" under the Loan Documents, (B) shall adhere only to waivers, amendments, approvals or consents given by Administrative Agent, on behalf of "Lender" under the Loan Documents, and (C) shall make all payments under the Note and the other Loan Documents to Administrative Agent, as set forth herein, and (2) Administrative Agent shall, on behalf of all of the Lenders, be permitted to take all actions, including exercising all remedies, permitted to be taken by "Lender" under the Loan Documents (either by law or pursuant to the terms of the Loan Documents), and (3) all legal action taken respecting the Loan Documents shall be taken by the Administrative Agent on behalf of the Lenders, and all default notices under the Loan Documents will be provided by the Administrative Agent. Unless and until the Lenders notify Borrower otherwise, the Administrative Agent is ACRC Lender LLC. The use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express)

obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Notwithstanding anything to the contrary contained in the Note, unless otherwise directed by Administrative Agent in writing, all payments under this Agreement, the Note and the other Loan Documents shall be made by Borrower to the Administrative Agent in accordance with the provisions of Section 2.3 of this Agreement.
(d)    If the Administrative Agent is also a Lender hereunder it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.
Section 9.30    Waiver of Jury Trial. BORROWER AND, LENDER, BY ITS ACCEPTANCE OF THIS AGREEMENT, EACH HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR BASED UPON, OR ARISING OUT OF, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THE LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.
Section 9.31    Consent To Jurisdiction. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE IN WHICH THE PROPERTY IS LOCATED AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
Section 9.32    Definitional Provisions. All terms defined in Schedule 1.2 attached to and made a part of this Agreement or defined elsewhere in this Agreement shall, unless otherwise defined therein, have the same meanings when used in the Note, Mortgage, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement. The word "include(s)" when used in this Agreement and the other Loan Documents means "include(s), without limitation," and the word "including" means "including, but not limited to."
Section 9.33    Interpretation. With respect to all Loan Documents, whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The word "Obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language in the Loan Documents. This Agreement and all of the other Loan Documents shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties.
Section 9.34    Publicity. All news releases, publicity or advertising by Borrower, Guarantor or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, any Affiliate of Lender that acts as the issuer with respect to a Securitization or any of their other Affiliates shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without Borrower's approval and Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Administrative Agent, Lender or any of their respective Affiliates promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender's participation therein.
Section 9.35    Loan Fee. Borrower shall pay Lender the Loan Fee on the Closing Date.
Section 9.36    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
(a)    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)    the effects of any Bail-in Action on any such liability, including, if applicable:

(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(b)    As used in this Section 9.36 the following terms have the following meanings ascribed thereto: (i) "Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; (ii) "Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; (iii) "EEA Financial Institution" means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (z) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent; (iv) "EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway or any other member state of the European Economic Area; (v) "EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; (vi) "EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and (vii) "Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 9.37    Replacement Index. Notwithstanding anything to the contrary herein or in any of the other Loan Documents, in the event that Lender determines in its sole and absolute discretion that (a) LIBOR (or any Replacement Index) is no longer an available rate or readily ascertainable by Lender or will no longer be as of a future date an available rate, (b) LIBOR (or any Replacement Index) is no longer widely accepted or has been replaced as the index for similar financial instruments (regardless of whether the index continues to be posted electronically or available), (c) submissions by banks are not sufficient to make LIBOR (or any Replacement

Index) a reliable benchmark or (d) any requirement of law or any change therein, or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the Loan bearing interest at LIBOR (or any Replacement Index), Lender may substitute another rate selected by Lender in its good faith discretion (the "Replacement Index") plus the Rate Spread to be utilized in place of LIBOR (or any Replacement Index). Accordingly, as used in any of the Loan Documents, "LIBOR" shall thereafter mean, for each Interest Period the Replacement Index (in effect for each Interest Period as determined by Lender) plus the Rate Spread. Notwithstanding anything to the contrary contained in the Loan Documents, if the calculation of the Replacement Index results in a Replacement Index rate of less than zero (0), the Replacement Index shall be deemed to be zero (0) for all purposes in the Loan Documents. Borrower shall enter into any amendments to the Loan Documents (at Borrower's expense) required by Lender in connection with the replacement of LIBOR (or any Replacement Index) with the Replacement Index plus the Rate Spread. Such amendments may include changes to the Loan Documents to address timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Lender, to reflect the adoption of the Replacement Index and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender determines that no market practice for the administration of the Replacement Index exists, in such other manner of administration as Lender determines).
ARTICLE 10
EXCULPATION/RECOURSE
Section 10.1    Exculpation. Subject to the qualifications below in this Article 10, in any action or proceedings brought on any Loan Document in which a money judgment is sought, Lender will look solely to the Property and other Collateral given to Lender as described in the Loan Documents (including the Revenues) for payment of the Indebtedness and, specifically and without limitation, Lender agrees to waive any right to seek or obtain a deficiency judgment against Borrower. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the collateral assignment of Leases given by Borrower to Lender; (f) constitute a prohibition against Lender seeking a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or commencing any other appropriate action or proceeding against Borrower in order for Lender to exercise its remedies against the Property and the other Collateral.
Section 10.2    Recourse. Notwithstanding any provisions of Section 10.1, Borrower shall be personally liable to Lender and Lender shall have full recourse to Borrower to the extent provided below in connection with the Indebtedness and the Loan and nothing above shall be deemed to constitute a waiver of the rights of Lender to enforce the liability and obligation of Borrower under the terms of this Agreement, by money judgment or otherwise, for the payment and satisfaction of all of the following:
(a)    All losses, damages and costs incurred by Lender, or any subsequent holder of the Note, arising from any of the following acts by or on behalf of Borrower:

(i)    any misrepresentation by or on behalf of Borrower in connection with the Loan except if covered under Section 10.2(b)(ii);
(ii)    misappropriation of funds in violation of specific provisions of the Loan Documents, including without limitation: (i) any use of Revenues generated after a default under the Loan Documents for purposes other than payment of Eligible Expenses and amounts due under the Loan Documents, and (ii) the use or disbursement of Revenues which itself constitutes a default under the Loan Documents;
(iii)    any use of Loss Recoveries, lease termination payments, real property tax refunds and tenant security deposits for purposes other than as designated pursuant to the Loan Documents;
(iv)    failure to cause all Revenues to be promptly deposited into the Blocked Account in accordance with the requirements of the Loan Documents;
(v)    any physical waste or damage affecting the Property resulting from the intentional acts of Borrower or its agents;
(vi)    failure to pay Impositions prior to delinquency or Premiums as required to keep the Collateral insured pursuant to this Agreement except to the extent that amounts have been deposited with Lender in accordance with the terms of the Loan Documents;
(vii)    any fees, payments or disbursements paid to any Affiliate of Borrower or Guarantor after receipt of any written notice from Lender of default by or on behalf of Borrower or Guarantor under the Loan Documents (or which fee, payment or disbursement itself constitutes a default under the Loan Documents) and during the period that said default remains uncured pursuant to the terms of the Loan Documents;
(viii)    any attempt by Borrower, Guarantor or any other Upstream Owner during an Event of Default to contest or materially delay any foreclosure suit, any suit on the Guaranty or any other exercise by Lender of its remedies under the Loan Documents, which attempts shall include, without limitation, any claim that any Loan Document is invalid or unenforceable to an extent that would preclude any such foreclosure or other exercise of such remedies except to the extent that Borrower or Guarantor prevails by final non appealable, judgement on the merits of a bona fide defense or compulsory counterclaim;
(ix)    any violation by Borrower of the covenants contained in Section 5.1.7 of this Agreement; and
(x)    any violation by Borrower of the covenants contained in Section 5.6 of this Agreement.
(b)    All of the Indebtedness in the event of:
(i)    any Transfer unless it is a Permitted Transfer;

(ii)    fraud, willful misconduct or any intentional misrepresentation by Borrower or Guarantor in connection with the Loan;
(iii)    the substantive consolidation of Borrower or any Authorizing Entity with any other Person or entity in connection with an Insolvency Proceeding, unless Lender petitions for or cooperates with (except pursuant to court order) a third party to effect such substantive consolidation; or
(iv)    (1) the commencement of an Insolvency Proceeding filed by Borrower or any Guarantor, (2) the commencement of an Insolvency Proceeding filed against Borrower or any Guarantor by (a) any Guarantor, (b) any Authorizing Entity, (c) any other owner of an interest in Borrower or Guarantor (collectively, "Owner") or (d) any Affiliate of Borrower, Guarantor or an Owner, or (3) any filing by Borrower, any Guarantor, any Authorizing Entity, any Owner or any Affiliate of any such party consenting to or otherwise acquiescing in or joining in any Insolvency Proceeding against Borrower or any Guarantor brought by any third party.
[The next page is the signature page]

[Signature Page to Loan and Security Agreement]
IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed as of the day and year first above written.
BORROWER:
SANTAL, L.L.C., a Delaware limited liability company

By:	STRS L.L.C., a Delaware limited liability company, Manager

By:	Stratus Properties Inc., a Delaware corporation, Sole Member
By: /s/ Erin D. Pickens
Name: Erin D. Pickens
Title: Senior Vice President
LENDER:
ACRC LENDER LLC, a Delaware limited liability company
By: /s/ Anton Feingold
Name: Anton Feingold
Title: Vice President

SCHEDULE 1.2
The following terms shall have the following meanings:
"Acceleration Event" has the meaning set forth in Section 2.4.2.
"Accrued Interest" means all unpaid interest on the outstanding principal balance of the Loan from time to time for the applicable Interest Period and any unpaid interest for any prior Interest Period.
"Adjusted Rent" means the annualization of all amounts collected from tenants of the Property for the most recent three (3) months as reflected in the most recent month's rent roll and adjusted for Effective Rent, excluding (i) nonrecurring income and non-property related income (as determined by Lender in its sole discretion) and (ii) income from (A) tenants that are more than sixty (60) or more days past due; or (B) tenants that have been thirty (30) or more days delinquent four (4) or more times during the immediately prior twelve (12) month period.
"Adjusted Revenue" means Adjusted Rent at the lesser of (a) actual occupancy or (b) an assumed ninety-five percent (95%) occupancy rate.
"Administrative Agent" means ACRC Lender LLC or any successor pursuant to Section 9.29 of this Agreement.
"Affiliate" means with respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner, or any immediate family members, direct ancestors or descendants of a person.
"Agreement" means this Loan Agreement.
"Amortization Commencement Date" has the meaning set forth in Section 1.1.4.
"Applicable Laws" means all statutes, laws, treaties, regulations, rules, ordinances or orders of any kind whatsoever, including court decisions interpreting, administering or applying the foregoing; all zoning or building laws or ordinances; all environmental protection laws or regulations, including, without limitation, all Environmental Laws; the Americans with Disabilities Act, any rules, regulations orders of any governmental agency, department, commission, board, bureau or other instrumentality or Governmental Authority; any building or environmental permit issued to Borrower or in respect of the Property; any order, writ or injunction of any court having jurisdiction over Borrower or the Property; and any condition, easement, right of way, covenant or restriction of record affecting Borrower or the Property.

Schedule 1.2-1

"Approved CapEx" means costs and expenses actually incurred by Borrower for repairs or improvements to the Property (other than tenant improvement costs) which have been approved by Lender in its discretion.
"Approved Lease" means a Lease entered into after the date of this Agreement in compliance with the applicable terms and provisions of this Agreement that has been approved or deemed approved by Lender.
"Approved Plans" means, with respect to each Construction Project, complete plans, drawings, specifications and scope of work, that comply with Applicable Laws and have been approved in writing by Lender.
"Assignment of Rate Cap Agreement" has the meaning set forth in Section 5.6.5.
"Authorizing Entity" means each corporation, partnership, limited partnership, limited liability company or other legal entity whose signature, consent or authorization is required for Borrower to enter into, and perform its obligations under, this Agreement and the other Loan Documents.
"Bankruptcy Code" means Chapter 11 of Title II of the United States Code (11 U.S.C. §101 et seq.), as it may be amended, restated, replaced or superseded from time to time.
"Basis Point" means one one-hundredth of one percent.
"Blocked Account" means the deposit account or accounts subject to a bank account control agreement in favor of Lender, which agreement shall be in form and substance acceptable to Lender in its sole discretion, into which all Revenues will be deposited.
"Borrower" has the meaning set forth in Section 1.1.1.
"Borrower's Address" has the meaning set forth in Section 1.1.1.
"Borrower's Counsel" has the meaning set forth in Section 1.1.1.
"Borrower's Counsel's Address" has the meaning set forth in Section 1.1.1.
"Borrower's Legal Status" has the meaning set forth in Section 1.1.1.
"Borrower's Wire Transfer Instructions" means: the wire instructions set forth on Exhibit F attached hereto, or such other wire transfer instructions provided by Borrower to Lender in writing.
"Breakage Amount" means an amount, as reasonably calculated by Lender, equal to the amount of any losses, expenses, liabilities (including, without limitation, any loss (including interest paid) and lost opportunity cost in connection with the re-employment of such funds) that Lender may sustain as a result of any payment of the Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment

Schedule 1.2-2

and whether voluntary, by acceleration or otherwise). For purposes of calculating the Breakage Amount payable to Lender, Lender shall be deemed to have actually funded the Loan through the purchase of a deposit bearing interest at LIBOR (or the Replacement Index as the case may be) in an amount equal to the amount of the Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that Lender may fund the Loan in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of the Breakage Amount.
"Broker" means Medalist Capital.
"Business Day" means any weekday other than any holiday in the State of Texas during which banks are required or authorized to be closed.
"CapEx Reserve" means the reserve held by Lender consisting of any amounts deposited with Lender pursuant to Section 2.5.1(b) and Section 2.6(d), which shall be applied by Lender for the purposes of paying Approved CapEx in accordance with and subject to the terms hereof.
"Cash Trap Period" means (as determined by Lender) each period during the term of the Loan commencing on the date that the DSCR is less than 1.05 x and continuing until the DSCR is equal to or greater than 1.15 x for three consecutive calendar months.
"Cause" shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to, such Independent Director's or Independent Manager's, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its duties as and to the extent of such duties in accordance with the terms of Borrower's organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director's or Independent Manager's, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Independent Director or Independent Manager, as applicable, no longer meets the definition of Independent Director or Independent Manager, as applicable.
"Charges" means all costs and expenses incurred by Lender in connection with the Loan, and any and all other fees owing to Lender pursuant to the Loan Documents, including all documentation, modification, extension, renewal, amendment, workout and enforcement costs relating to the Loan, recording, filing and registration fees and charges, mortgage or documentary taxes, UCC searches, title and survey charges, any out‑of‑pocket costs involved in the disbursement and administration of the Loan, any repair or maintenance costs or payments made to remove or protect against liens or otherwise for the protection of the Collateral, all costs and expenses incurred by Lender in connection with the determination of whether or not

Schedule 1.2-3

Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder, any out‑of‑pocket costs in connection with evaluating any Borrower request, including any request for consent or approval of any matter, regardless of whether it is granted and all fees and disbursements of Lender's attorneys and consultants incurred in connection with the Loan.
"Closed Period Prepayment Fee" means an amount equal to 10% multiplied by the outstanding principal balance of the Loan on the date of calculation.
"Closing Date" means the date the Loan is made.
"Code" means the Uniform Commercial Code as adopted in the State in which the Property is located, as amended from time to time.
"Collateral" means the Property, all Personal Property and all other assets of Borrower, whether now owned or hereafter acquired, and all proceeds thereof.
"Commitment" has the meaning set forth in Section 1.1.4.
"Completion" or "Complete" means one hundred percent (100%) completion of construction of a Construction Project, subject to usual and customary punch list items, in a good and workmanlike manner and in compliance with all Applicable Laws, and in a manner consistent and compliant in all material respects with the applicable Construction Documents as approved by Lender, and free and clear of all liens, claims, encumbrances and rights of others, other than Permitted Exceptions, as evidenced by the issuance of certificates of completion by Lender's consultant or inspecting architect or engineer, if any, Borrower's architect and the general contractor, in each case in form and substance acceptable to Lender and, if available or required under Applicable Laws, a final or partial certificate of occupancy and, as applicable, acceptance of completion by the applicable tenant.
"Construction Contracts" means each contract or agreement to which Borrower or any agent of Borrower is a party, providing for the provision of construction services (including architect's or engineering services), labor or material in connection with any of the Construction Work.
"Construction Documents" means each of the following that are required by Lender and are approved by Lender with respect to each Construction Project: the Approved Plans, the Project Budget and the applicable Construction Contracts.
"Construction Project" means and refers to each discrete construction project. For example, any buildout of tenant space by Borrower, and any capital improvements to the Property, including renovations and additions, will constitute a Construction Project.
"Construction Work" means all interior or exterior construction and construction-related activities, including without limitation, any tenant improvements, renovations, alterations, additions, expansions, capital improvements, repairs and replacements to or at the Improvements.

Schedule 1.2-4

"Contested Taxes" means any Impositions which Borrower is contesting in accordance with the provisions of the Loan Documents.
"Control" when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise; and the terms "Controlling" or "Controlled" have meanings correlative to the foregoing.
"Default Rate" means the per annum rate equal to the Interest Rate plus 500 Basis Points.
"Deficiency" means with respect to any Construction Project, the amount, if any, by which the cost to Complete such Construction Project exceeds the undisbursed amount of any Reserves that have been allocated to such Construction Project, all as determined by Lender in its reasonable discretion; provided that in the case of a Construction Project that is in the nature of tenant improvements, the cost to Complete, solely for purposes of determining the amount of a Deficiency, if any, shall be reduced by the amount the applicable tenant is obligated to pay for its share of such costs.
"Deficiency Amount" has the meaning set forth in Section 6.2(a)(ii).
"Deposits" means all amounts Borrower is required to deposit with Lender, including the Monthly Tax Deposits, the Monthly Insurance Deposits, funds in the Reserves and any other deposits held by Lender.
"Determination Date" shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the month in which such Interest Period commences, provided, however, that at the option of Lender in connection with a Securitization, an additional Determination Date shall occur on the date which is two (2) Business Days prior to the closing date of the Securitization (which shall adjust the Interest Rate for the remainder of the then-current Interest Period).
"Disclosure Documents" shall mean, collectively and as applicable, individually, any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering document, in each case, in connection with a Securitization.
"Division" means, with respect to any Person which is an entity, the division of such Person into two (2) or more separate such Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18‑217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other Legal Requirement with respect to any corporation, limited liability company, partnership or other entity. The word "Divide" when capitalized, shall have a correlative meaning.
"DSCR" means the Net Operating Income as determined by Lender divided by the debt service due under the Loan for a twelve month period, assuming that the Interest Rate equals the Interest Rate in effect on the date of determination.

Schedule 1.2-5

"Effective Rent" means the annualized sum of the following quotient for all of the leases for the Property (as reasonably determined by Lender): (a) total rent due over the term of a lease less any payments or concessions which Lender, in its sole discretion, deems to be a rent concession, divided by (b) the total number of months in the term of such lease.
"Eligible Expenses" means ordinary and necessary operating expenses of the Property during the preceding month which are either consistent with the Operating Budget or otherwise reasonably approved by Lender, excluding any expenses paid to Borrower or any Affiliate of Borrower, unless expressly permitted by Lender, and also excluding any property management fees in excess of three percent (3%) of Revenues per annum.
"Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement of even date herewith executed by Borrower and Guarantor for the benefit of Lender.
"Environmental Law" means and includes, without limitation, any federal, state or local law, whether under common law, statute, rule regulation or otherwise, requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any Governmental Authority relating to or imposing liability or standards of conduct, disclosure or notification with regard to the protection of human health, the environment, ecological conditions, Hazardous Substances or any activity involving Hazardous Substances, all as previously or now existing and in the future to be amended.
"ERISA" means The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.
"Event" means (a) the extension, renewal, modification and amendment of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property or the Loan, or (d) the review of any lease or proposed lease or the preparation or review of any subordination, non‑disturbance agreement.
"Event of Default" has the meaning set forth in Section 7.1.
"Excess Rate" has the meaning set forth in Section 5.6.6.
"Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.
"Extension Notice" has the meaning set forth in Rider 1.1.4.
"Extension Option" has the meaning set forth in Rider 1.1.4.
"Extension Term" has the meaning set forth in Rider 1.1.4.
"Financial Covenants" means the covenants set forth in Sections 5(l) and (m) of the Guaranty.

Schedule 1.2-6

"Financing Statement" means financing statements filed under the Code.
"GAAP" means United States generally accepted accounting principles.
"Government Lists" means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control ("OFAC"), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in "Government Lists", or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in "Government Lists".
"Governmental Authority(ies)" means any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.
"Guarantor" has the meaning set forth in Section 1.1.1.
"Guaranty" means that certain Guaranty of even date herewith executed by Guarantor for the benefit of Lender.
"Hazardous Substances" means and includes, without limitation: any substance, chemical, material or waste (A) the presence of which causes a nuisance or trespass of any kind under any applicable Environmental Law; (B) which is regulated by any Governmental Authority or is likely to create liability under any Environmental Law because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including but not limited to, flammables and explosives, gasoline, petroleum and petroleum products, asbestos containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, microbial matter, biological toxins, mylotoxins, mold or mold spores or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such by any Governmental Authority; or (C) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law, but excluding any of the foregoing substances or materials of the types and in quantities customarily used in the ordinary course of business in properties similar to the Property consisting of (a) office, cleaning and building maintenance supplies used in reasonable quantities and in the ordinary course of Borrower's operation of the Property, (b) gasoline or diesel fuel in the tanks of automobiles and maintenance equipment located on the Property, and (c) chemicals and supplies stored and used in customary quantities for the operation of the public water treatment plant located on the Property; but only so long as, in the case of each of (a), (b) and (c), they are always stored, maintained, used and disposed of in compliance with all applicable Environmental Laws.

Schedule 1.2-7

"Impositions" means all general and special taxes and assessments imposed on the Property, including water charges, sewer charges and all other charges against the Property of any nature whatsoever; provided that if said taxes, assessments or other charges exclude the Improvements or any part thereof now constructed or to be constructed, the term shall include Lender's reasonable estimate as to the amount of taxes, assessments and charges to be levied and assessed on all of the Improvements. If any such general or special taxes or assessments shall be levied, charged, assessed or imposed upon or for the Property, or any portion thereof, and if such taxes or assessments shall also be a levy, charge, assessment or imposition upon or for any other premises, then the amount of Impositions shall be based upon the entire amount of such taxes or assessments, and Borrower shall not have the right to apportion the amount of any such taxes or assessments for the purposes of such computation.
"Improvements" means, from time to time, all buildings, parking lots, fixtures and other structures attached to the Land.
"Indebtedness" means all obligations of Borrower to Lender from time to time for the payment of money, including without limitation, the principal amount of the Loan outstanding from time to time, all Accrued Interest, any Breakage Amount, any Interest Shortfall, any Prepayment Fee, any Closed Period Prepayment Fee, all Charges and all amounts expended by Lender or on its behalf which Borrower is obligated to reimburse, including interest, as provided in the Loan Documents.
"Indemnified Liabilities" has the meaning set forth in Section 5.3.6.
"Independent Director" or "Independent Manager" shall mean a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager and shall not have been at any time during the preceding five (5) years, any of the following:
(i)    a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;
(ii)    a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower;
(iii)    a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or
(iv)    a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.

Schedule 1.2-8

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a "special purpose entity" affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.
A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.
"Initial Interest Period" means the period from the Closing Date until the commencement of the first Interest Period.
"Insolvency Opinion" means that certain non-consolidation opinion of even date herewith from Connolly Gallagher LLP for the benefit of Lender.
"Insolvency Proceeding" means the filing or pendency of any petition or proceeding under the Bankruptcy Code, or any similar federal or state insolvency laws, seeking or acquiescing to any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or the appointment of a receiver or similar administrator, against or affecting Borrower, any Authorizing Entity, any Guarantor or the Property.
"Intellectual Property" means all trademarks, copyrights, trade secrets, software, domain names, advertising and promotional materials, whether registered or at common law.
"Interest" means interest on the Indebtedness at the Interest Rate or the Default Rate, as applicable.
"Interest Period" has the meaning set forth in Section 1.1.4.
"Interest Rate" has the meaning set forth in Section 1.1.4.
"Interest Rate Cap Reserve" means the reserve held by Lender consisting of any amounts deposited with Lender pursuant to Section 2.5.1(c) and 2.6(e), which should be held and applied by Lender in accordance with Section 2.5.5 or in accordance with Section 2.5.2.
"Interest Rate Protection Agreement" has the meaning set forth in Section 5.6.1.
"Interest Reserve" means the reserve held by Lender consisting of any amounts deposited with Lender pursuant to Section 2.6(f), which shall be held and applied by Lender in accordance with Section 2.5.6 and Section 2.5.2.

Schedule 1.2-9

"Interest Shortfall" means, with respect to a prepayment of the Loan (whether in whole or in part) on a date other than a Scheduled Payment Date (whether voluntarily or involuntarily), interest that would have accrued on said prepayment amount through the next Scheduled Payment Date.
"Investor" shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with any Secondary Market Transaction.
"IRS Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute.
"Issuer" has the meaning set forth in Section 5.6.1.
"Land" has the meaning set forth in Section 1.1.3.
"Lease" means any oral or written lease and any other occupancy arrangement, possessory license or other agreement demising or otherwise granting possessory rights, to any party of all or any part of the Property.
"Legal Limits" means the limits imposed on Lender's ability to accept payments of interest, fees or other charges in connection with the Loan, under Applicable Laws, including without limitation, usury laws.
"Lender" has the meaning set forth in Section 1.1.2 of this Agreement, and shall include the successors and assigns of each owner of the Loan Documents from time to time.
"Lender Group" means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held or may hold a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, managers, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).
"Lender's Address" has the meaning set forth in Section 1.1.2.
"Lender's Counsel" has the meaning set forth in Section 1.1.2.
"Lender's Counsel's Address" has the meaning set forth in Section 1.1.2.
"Liabilities" has the meaning set forth in Section 9.9.2(a).

Schedule 1.2-10

"LIBOR" shall mean, for each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be as determined by Lender from another recognized source or interbank quotation. Notwithstanding anything to the contrary contained in the Loan Documents, if the calculation of LIBOR results in a LIBOR rate of less than zero (0), LIBOR shall be deemed to be zero (0) for all purposes in the Loan Documents.
"Loan" means the loan made pursuant to this Agreement.
"Loan Amount" has the meaning set forth in Section 1.1.4.
"Loan Bifurcation" has the meaning set forth in Section 9.9.1.
"Loan Budget" has the meaning set forth in Section 1.1.4.
"Loan Documents" means, collectively, this Agreement, the Note, the Mortgage, the Guaranty, the Environmental Indemnity Agreement and any other documents, agreements, certificates or instruments evidencing or securing the Obligations or executed in connection with the Loan whether on or about the Closing Date or thereafter, and any modifications, renewals or extensions thereof.
"Loan Fee" has the meaning set forth in Section 1.1.4.
"Loan Transfer" means any pledge, sale, transfer or assignment by Lender of the Loan, the Loan Documents or the servicing rights with respect to the Loan (or any portion thereof and/or interest therein).
"London Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.
"Loss Recoveries" means all proceeds of insurance paid or payable to Borrower arising out of any loss, damage or casualty affecting the Property and all awards, damages and payments paid or payable to Borrower arising out of any actual or threatened condemnation or eminent domain proceeding affecting the Property or any portion of the Property.
"Losses" means all claims, suits, liabilities, actions, proceedings, obligations, debts, losses, costs, fines, penalties, charges, fees, expenses, judgments, awards, and damage amounts paid in settlement and damages of every kind and nature (including, but not limited to, reasonable out-of-pocket attorneys' fees and the costs and all expenses of collection and enforcement).
"Management Agreement" means collectively, that certain Management Agreement (The Santal I Apartments) dated as of September 1, 2015 between Santal I, L.L.C. and Property Manager, as assigned to Borrower on or about the date hereof, and any successor management agreement approved by Lender and that certain Management Agreement (The

Schedule 1.2-11

Santal II Apartments) dated as of July 1, 2018 between Santal I, L.L.C. and Property Manager, as assigned to Borrower on or about the date hereof, and any successor management agreement approved by Lender.
"Material Adverse Effect" means that the matter in question could reasonably be anticipated to materially and adversely affect (a) a party's ability to perform its obligations under the Loan Documents, (b) Borrower's ability to operate the Property in conformance with the then current Operating Budget or (c) the value or marketability of the Collateral, either presently or as contemplated to be operated, constructed, used, leased or configured pursuant to the then current business plan of Borrower as approved by Lender.
"Material Alteration" means a Construction Project costing more than $50,000.
"Maturity Date" has the meaning set forth in Section 1.1.4.
"Minimum Amortization Payment" has the meaning set forth in Section 1.1.4.
"Minimum Lease Standards" means with respect to a proposed Lease the standards set forth on Exhibit G attached hereto.
"Monthly CapEx Reserve Deposit" has the meaning set forth in Section 2.5.1(b).
"Monthly Insurance Deposit" means an amount equal to (a) one hundred and five percent (105%) of one-twelfth (1/12th) of the total annual Premiums that will next become due and payable as estimated by Lender, less (b) any amount then held by Lender for the payment of such Premiums divided by the number of months to elapse prior to the date when such total annual Premiums become due and payable.
"Monthly Interest Cap Amount" means the amount that Lender reasonably determines will be required to purchase an Interest Rate Protection Agreement for the third year of the Loan term, divided by 12.
"Monthly Tax Deposit" means one hundred and five percent (105%) of one‑twelfth (1/12th) of the amount of the total annual Impositions applicable to the Property, provided that if the total annual Impositions have not yet been finally determined, then the Tax Deposit shall be based on Lender's good faith estimate of such total, plus, if requested by Lender, the amount of money which, together with the aggregate of the monthly deposits to be made as of one month prior to the date on which the next installment of Impositions becomes due, shall be sufficient to pay in full such installment, as determined by Lender.
"Mortgage" means the mortgage, deed of trust, deed to secure debt or similar instrument made by Borrower in favor of Lender which encumbers the Land and Improvements as security for the Indebtedness.
"Nationally Recognized Service Company" shall mean any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company or such other nationally recognized company that provides independent director, independent

Schedule 1.2-12

manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.
"Net Operating Income" or "NOI" means Adjusted Revenue less Operating Expenses.
"Note" means the promissory note in the original principal amount of the Loan made by Borrower and payable to the order of Lender, as the same may be from time to time amended, restated, split or consolidated.
"Notices" means all communications, requests or notices required or appropriate to be given under this Agreement or any of the other Loan Documents.
"Obligations" means all or any payment or performance obligations of Borrower or Guarantors to Lender.
"OFAC" means the Office of Foreign Asset Control of the United States Department of the Treasury.
"OFAC Prohibited Person" shall mean a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action or Government Lists.
"Operating Budget" means the annual operating budget for the Property as approved by Lender in connection with approval of Borrower's then current business plan as amended from time to time with the written approval of Lender.
"Operating Expenses" means for the twelve month period prior to the date of determination, the actual and customary expenses incurred in connection with operating the Property, determined on a stabilized accrual basis for such period (as reasonably determined and, if necessary, adjusted by Lender), including without limitation: (a) recurring Property expenses; (b) management fees in an amount not less than three percent (3%) of Revenues; and (c) if applicable, a replacement reserve of not less than $9,333 per month, all as adjusted by Lender in Lender's sole discretion for projected capital expenditures.
"Organizational Documents" means all of the documents creating or governing Borrower, Guarantor and any Authorizing Entity.
"Participation" means any participation interest in the Loan (or any portion thereof).
"Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by

Schedule 1.2-13

Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.
"Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under any anti-money laundering laws. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.
"Permitted Exceptions" means all liens, encumbrances and exceptions to title approved by Lender, in its sole discretion, and shown on Schedule B of the Title Policy and all liens in favor of Lender.
"Permitted Transfer" means (a) any sale, conveyance or assignment of ownership interests in Borrower or in any Upstream Owners to Affiliates of Borrower or family members of the owners (as of the Closing Date) of ownership interests in Borrower or in any Upstream Owners (or trusts maintained for the benefit of such persons); (b) any sale, conveyance or assignment of direct interests in Borrower or in any Upstream Owners, among the owners of such ownership interests (as of the Closing Date); provided that in the case of transfers described in clauses (a) and (b) above (and as a condition thereto), (i) after giving effect to such transfer, Borrower shall be Controlled and at least seventy-five percent (75%) owned by Guarantor or entities wholly owned and controlled by Guarantor, (ii) fifty-one percent (51%) of the direct and indirect ownership interest in Borrower continues, after any such transfer, to be the same direct and indirect ownership as on Closing Date, (iii) Borrower provides Lender with at least ten (10) Business Days prior written notice of any such transfer together with an updated organizational chart of Borrower and its Upstream Owners and their respective direct and indirect ownership interests in Borrower and any updated organizational documents required by Lender and (iv) if any such transfer shall result in any Person together with its Affiliates owning more than ten percent (10%) of an interest (directly or indirectly) in Borrower (if it had not, prior to said Transfer, owned (directly or indirectly) at least a ten percent (10%) ownership interest in Borrower), Lender shall have the right to confirm, prior to said transfer, that said transferee satisfies Lender's "know your customer", anti-money laundering and OFAC background requirements and if said transferee does not satisfy said requirements, said transfer shall not be a Permitted Transfer; and (c) any conveyance in any Upstream Owner that is a publicly traded entity.
"Person" means and includes any individual, corporation, partnership, joint venture, limited liability company, association, bank, joint-stock company, trust, unincorporated organization or government, or an agency or political subdivision thereof.
"Personal Property" means all of Borrower's personal property, Intellectual Property, fixtures, attachments and equipment located upon, attached to, used or required to be used in connection with the operation of the Property, including the following types of property, as defined in Article 9 of the Code: Accounts, Chattel Paper, Commercial Tort Claims, Deposit

Schedule 1.2-14

Accounts, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, and Supporting Obligations.
"Premiums" means the premium charges and all other related costs necessary to maintain in force all of the policies of insurance that Borrower is required to maintain pursuant to the Loan Documents.
"Prepayment Fee" has the meaning set forth in Section 1.1.4.
"Project Budget" means a detailed budget, in form and substance satisfactory to Lender, specifying all Project Costs.
"Project Costs" means all costs and expenses of every kind and nature whatsoever to be incurred by Borrower in connection with the Completion of a Construction Project, including such reserves and contingencies as Lender shall reasonably require.
"Property" means collectively, the Land, the Improvements, including any Improvements that are constructed after the Closing Date, all Personal Property, all Leases and appurtenances relating to any of the foregoing.
"Property Manager" means Capstone Real Estate Services, Inc., a Texas corporation, and any successor Property Manager approved by Lender, which approval will not be unreasonably withheld.
"Rate Cap Rating Criteria" has the meaning set forth in Section 5.6.6.
"Rate Spread" means a suitable margin, as determined by Lender, to approximate the return that Lender would have received had LIBOR not been replaced with the Replacement Index pursuant to Section 9.37. The Rate Spread shall be determined one time (i.e., shall not be adjusted during the Loan term). Notwithstanding anything herein to the contrary, the "Rate Spread" shall not be less than zero.
"Rating Agency" means any statistical rating agency that has assigned, or has been requested to assign, a rating to any Securities.
"Rating Agency Confirmation" shall mean (i) prior to a Securitization or if any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to any applicable matter or otherwise elects (orally or in writing) not to consider any applicable matter, that Lender has (in consultation with the Rating Agencies (if required by Lender)) approved the matter in question in writing based upon Lender's good faith determination of applicable Rating Agency standards and criteria and (ii) from and after a Securitization (to the extent the applicable Rating Agency has elected to consider the applicable matter), a written affirmation from each of the Rating Agencies (obtained at Borrower's sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

Schedule 1.2-15

"Registered Company" has the meaning set forth in Section 9.10.
"Registrar" has the meaning set forth in Section 9.9.6.
"Regulation AB" shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.
"Rent Roll" means the rent roll for the Property that is attached to this Agreement as Exhibit E and any updated Rent Rolls delivered to Lender, from time to time, under Section 5.1.1(a) hereof.
"Replacement Index" has the meaning set forth in Section 9.37.
"Required Equity" has the meaning set forth in Section 1.1.4.
"Required Report" has the meaning set forth in Section 5.1.1(f).
"Reserves" means collectively, CapEx Reserve, the Interest Reserve, the Interest Rate Cap Reserve and any other reserves held or controlled by Lender pursuant to the terms of the Loan Documents.
"Restoration" has the meaning set forth in Section 6.1(e).
"Revenues" means all rents, revenues and other income, from whatever source, including without limitation, lease termination fees, returns of deposits and any other ordinary or extraordinary revenues or income generated from or relating to the maintenance or operation of the Property.
"Scheduled Payment Date" means the fifth (5th) day of every calendar month occurring during the term of the Loan commencing with November 5, 2019.
"SEC" means the Securities and Exchange Commission.
"SEC Filings" has the meaning set forth in Section 9.10.
"Secondary Market Transactions" has the meaning set forth in Section 9.9.1.
"Securities" has the meaning set forth in Section 9.9.1.
"Securities Act" shall mean the Securities Act of 1933 as amended.
"Securitization" has the meaning set forth in Section 9.9.1.
"Servicer" has the meaning set forth in Section 9.9.4.
"Strike Price" has the meaning set forth in Section 5.6.1.
"Title Company" means First American Title Insurance Company.

Schedule 1.2-16

"Title Policy" means the loan policy of title insurance issued by the Title Company to Lender which, among other things, insures the lien of the Mortgage as a first priority mortgage lien against the Property.
"Transfer" means (1) any sale, transfer, lease (other than an Approved Lease), conveyance, alienation, pledge, assignment, mortgage, encumbrance, hypothecation or other disposition of (a) all or any portion of the Property or any portion of any other Collateral, (b) all or any portion of Borrower's right, title and interest (legal or equitable) in and to the Property or any portion of any other Collateral, or (c) any interest in Borrower, any Upstream Owner or any Authorizing Entity or (2) any Division of Borrower or any Upstream Owner.
"Underwriter Group" means Lender, Affiliates of Lender, any placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person or entity who controls an Affiliate of Lender or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act.
"Updated Information" has the meaning set forth in Section 9.9.1.
"Upstream Owner" means any Person having a direct or indirect legal, beneficial or other ownership interest in Borrower (e.g., if Borrower is a limited liability company, and one of Borrower's members is a limited partnership, whose partner is a corporation, then such limited partnership, corporation and the shareholders of such corporation would each be an Upstream Owner).

Schedule 1.2-17

Rider 1.1.4
Extension
Borrower shall have the right to extend the Maturity Date (the "Extension Option") for two (2) additional twelve month terms (each such twelve (12) month period being hereinafter referred to as an the "Extension Term"). Borrower may only exercise the Extension Option upon satisfying the following conditions:
1.Borrower shall have delivered to Lender written notice of such election (the "Extension Notice") no later than sixty (60) days' prior to the then scheduled Maturity Date;
2.    The Extension Notice shall be accompanied by a non-refundable extension fee equal to 0.25% of the then outstanding principal balance of the Loan;
3.    The Net Operating Income as determined by Lender and measured as of the date thirty (30) days' prior to the then scheduled Maturity Date divided by the outstanding balance of the Loan (as of the date of the Extension Notice) is not less than 6.25% for the first Extension Option and 6.50% for the second Extension Option;
4.    The Net Operating Income as determined by Lender and measured as of the date thirty (30) days' prior to the then scheduled Maturity Date divided by the debt service due under the Loan for a twelve month period, assuming that the Interest Rate equals the Interest Rate in effect on the date of the commencement of the Extension Term and including amortization according to a 30 year schedule, is not less than 1.00x for the first Extension Option and 1.10x for the second Extension Option;
5.    The ratio (expressed as a percentage) of the outstanding principal balance of the Loan (as of the date thirty (30) days' prior to the then scheduled Maturity Date) to the value of the Property as of a date approximately thirty (30) days prior to the then scheduled Maturity Date (as determined by Lender) is not greater than seventy-five percent (75%). If Borrower disagrees with Lender's determination of value, Borrower shall have the right to request that Lender obtain an appraisal at Borrower's cost and expense;
6.    As of the date of the Extension Notice and thereafter, no Event of Default then exists, nor does an event or circumstance then exist which would become an Event of Default if not cured within the applicable grace period under the Loan Agreement; and
7.    Borrower has delivered to Lender a replacement Interest Rate Protection Agreement (and Assignment of Rate Cap Agreement) satisfying the terms of Section 5.6.
8.    Borrower has replenished all of the Reserves for the Extension Term as reasonably determined by Lender;
9.    Borrower and Guarantor have delivered a written certification in favor of Lender confirming that all representations and warranties provided in the Loan Documents are true and correct as of the commencement of the Extension Term;

Rider 1.1.4-1

10.    Lender has determined that there has been no material adverse change in (1) the financial condition of Borrower or Guarantor since the Closing Date or (2) the condition of the Property; and
Borrower shall have the right to partially prepay the Loan to the extent necessary to satisfy the conditions set forth in paragraphs (3), (4) and (5) above as long as Borrower pays, together with any such prepayment, the Breakage Amount and any Interest Shortfall due in connection with said prepayment.
Notwithstanding anything herein to the contrary, Lender shall have the right, in its sole discretion, to make adjustments to the revenue and expense items used in calculating "Net Operating Income" to take into account nonrecurring and non-property relating income, revenue from tenants under defaulted or delinquent leases, the property's rent collection history, excessive management fees, insufficient replacement reserves, projected capital expenditures and other comparable items.

Rider 1.1.4-2